Exhibit 10.1

OFFICIAL TRANSLATION	TRA.0123-04/O

REPUBLICA DEL PERU (THE REPUBLIC OF PERU)

RAFAEL TOLEDO SEGURA

ATTORNEY AT LAW AND NOTARY PUBLIC IN AND FOR LIMA

AV. JAVIER PRADO ESTE 1840, PISO 2, SAN BORJA, LIMA 41

TELEPHONES: 475-7030, 476-4281, 476-2589

FAX: 476-1235

E-mail: notaria@toledo.com.pe

COPY OF NOTARIALLY RECORDED INSTRUMENT EVIDENCING

THE TRANSFER OPTION AGREEMENT

OF MINING CONCESSIONS

ENTERED INTO BY AND BETWEEN

EMPRESA MINERA DEL CENTRO DEL PERU S.A. (CENTROMIN)

AND

MINERA PERU COPPER SYNDICATE S.A.

WITH THE PARTICIPATION OF

LA AGENCIA DE PROMOCIÓN DE LA INVERSIÓN PRIVADA – PROINVERSION

(AGENCY FOR THE PROMOTION OF PRIVATE INVESTMENT)

AND PERU COPPER SYNDICATE LTD.

Lima, June 11, 2003

Kardex	:	3347	Preliminary Agreement	:	292
Page	:	2650	Notarially Recorded Instrument	:	346

In the City of Lima, on June 11, 2003, the following persons appeared before me, Rafael TOLEDO SEGURA, Attorney at Law and Notary Public in and for Lima:

Roberto ROTTA BISSO, a Peruvian citizen, married, a lawyer, identified by National Identity Card (DNI) 10306713, with evidence of having voted in the last election, with usual residence at Av. Javier Prado 2175, San Borja, acting on behalf, in the name and instead of EMPRESA MINERA DEL CENTRO DEL PERU S.A., with Tax ID Number (RUC) 20100176531, authorized as per the resolutions adopted in the Meeting of the Board of Directors, inserted herein below and which forms an integral part of this instrument.

Luis Jose BAERTL JOURDE, a Peruvian citizen, married, a businessman, identified by National Identity Card (DNI) 07856897, with evidence of having voted in the last election, with usual residence at Alvarez Calderon 795, Departamento 701, San Isidro, acting on behalf, in the name and instead of MINERA PERU COPPER SYNDICATE S.A., with Tax ID Number (RUC) 20506675457, authorized as per power of attorney registered with Entry 11532703 of the Registry of Companies in and for Lima and on behalf, in the name and instead of PERU COPPER SYNDICATE LTD., and authorized as per power of attorney registered with Entry 11532465 of the Registry of Corporations in and for Lima.

Luis GUIULFO ZENDER, a Peruvian citizen, married, an engineer, identified by National Identity Card (DNI) 08804174, with evidence of having voted in the last election, with usual residence at Paseo de la Republica 3361, Edificio Petro Peru, Piso 9, San Isidro, acting on behalf, in the name and instead of LA AGENCIA DE PROMOCIÓN DE LA INVERSIÓN

PRIVADA – PROINVERSION, with Tax ID Number (RUC) 20380799643, authorized by Ministerial Resolution 407-2002-EF/10, inserted herein below and which forms an integral part of this instrument.

Pursuant to the provisions of Article 55 of the Notaries Law, I attest having identified the parties before me, and I hereby state that they are individuals who are able to exercise their rights and to enter into any type of agreements and contracts, and that they act by their own free will and deed, fully knowledgeable of the legal act they were performing.

They presented to me a preliminary agreement authorized by an attorney at law, to be converted into a notarially recorded instrument, which reads as follows:

PRELIMINARY AGREEMENT

You are hereby requested Mr. TOLEDO acting as Attorney at Law and Notary Public in and for Lima to enter in your Registry of Deeds, one evidencing a Transfer Option Agreement of Mining Concession (hereinafter called the “Transfer Option Agreement”) for the transfer of Mining Concessions that makeup the Toromocho Mining Project, entered into by and between EMPRESA MINERA DEL CENTRO DEL PERU S.A., hereinafter CENTROMIN, identified by Tax ID Number (RUC) 20100176531, registered with Electronic Card 11009323 of the Registry of Companies of the Public Records Office in and for Lima and El Callao, with principal place of business at Av. Javier Prado 2175, San Borja, Lima 41, Peru, acting by and through Roberto ROTTA BISSO, identified by National Identity Card (DNI) 10306713, as per resolution 29-2003 adopted by the Board of Directors of CENTROMIN PERU S.A. on June 6, 2003; and MINERA PERU COPPER SYNDICATE S.A., hereinafter THE TRANSFEREE, identified by Tax ID Number (RUC) 20506675457 registered with Entry 00001 on Electronic Card 11532703, of the Registry of Companies of the Public Records Office in and for Lima, with principal place of business at Alvarez Calderon 795, Departamento 701, San Isidro, acting by and through Luis José BAERTL JOURDE, identified by National Identity Card (DNI) 07856897 as per power of attorney registered with Entry 00001 on Electronic Card 11532703 of the Registry of Companies of the Public Records Office in and for Lima.

The following institution participates in the Transfer Option Agreement:

•	LA AGENCIA DE PROMOCIÓN DE LA INVERSIÓN PRIVADA – PROINVERSIÓN, with Tax ID Number 20380799643 and with principal place of business at Paseo de la República 3361, Edificio Petro-Perú, Piso 9, San Isidro, acting by and through its Executive Director, Luis GUIULFO ZENDER, identified by appointed by Ministerial Resolution 407-2002-EF/10, who participates by virtue of the provisions set forth in point 9, Article 3 of Supreme Decree 028-2002-PCM, in accordance with paragraph f), Article 8 of Supreme Decree 060-97-PCM, hereinafter PROINVERSION.

CENTROMIN and the TRANSFEREE shall jointly be referred to as the Parties.

The Parties enter into a Transfer Option Agreement under the following terms and conditions:

CLAUSE ONE: RECITALS

1.1	By Legislative Decree 674 – Law for the Promotion of Private Investment in Government Institutions, the Commission for the Promotion of Private Investment – COPRI was created as an agency in charge of designing and conducting the Private Investment Promotion Process in our country.

1.2	By Supreme Resolution 102-92-PCM dated February 21, 1992, the agreement of the Commission for the Promotion of Private Investment – COPRI (currently PROINVERSIÓN) by which EMPRESA MINERA DEL CENTRO DEL PERU - CENTROMIN was included in the private investment promotion process referred to in Legislative Decree 674, was ratified.

1.3	By Supreme Resolution 016-96-PCM dated January 18, 1996, the agreement adopted by COPRI approving the new Plan for the Promotion of Private Investment in CENTROMIN was approved. Furthermore, Supreme Resolution 246-2001-EF ratifies the agreement by which the extension of such a Promotion Plan was approved.

1.4	The Committee of PROINVERSION for Government Assets, Projects and Companies (THE COMMITTEE) and PROINVERSION, called an International Bidding PRI-79-2003 (hereinafter THE BIDDING), for the promotion of private investment in the Toromocho Project (hereinafter THE PROJECT), by means of an Transfer Option Agreement (hereinafter the Transfer Option Agreement) of the concessions. In said bidding, PERU COPPER SYNDICATE LTD., was awarded the bidding, according to the certificate of the opening of envelopes 1 and 2 and the awarding of the bidding dated May 14, 2003, which you, Mr. Notary, are hereby requested to insert.

In accordance with the Bidding Terms and Conditions of the BIDDING PRI-79-2003 PERU COPPER SYNDICATE LTD has assigned its rights to THE TRANSFEREE and this assignment has been authorized by the Committee Resolution ###-##-#### adopted by the Committee of PROINVERSION for Government Assets, Projects and Companies in their Meeting held on May 27, 2003, which establishes that PERU COPPER SYNDICATE LTD., must participate in this agreement and in the Transfer Option Agreement, to jointly assume all the obligations arising from said agreements.

CLAUSE TWO: PURPOSE OF THE TRANSFER OPTION AGREEMENT

The Transfer Option Agreement, binds CENTROMIN to its undertaking to enter into a Transfer Option Agreement of the Mining Concessions and other assets referred to in Clause Three herein, within the fixed term and under the terms and conditions contained in Exhibit OT3 to this document and THE TRANSFEREE has the exclusive right to terminate such an agreement or not.

CLAUSE THREE: THE ASSETS

CENTROMIN is the owner of the mining concessions, land, buildings, license for the use of water and information that makeup the Toromocho Mining Project, hereinafter the Assets, as a whole.

a)	The referred concessions, hereinafter the Concessions, are registered in the Public Mining Records Office, with the following description:

Concessions	Code	Entry	Card	Ha
Alianza	08001063Y01	6	197479	2.8224
Chispa	08001496Y01	6	199003	2.0000
El Azul del Danubio	08001349Y01	6	8021	6.0000
El Martillo	08001394Y01	6	199049	2.3813
Fortaleza	08001143Y01	5	199049	2.8200
Independencia	08005477Y01	5	198215	1.5876
Junin	08001124Y01	5	197471	6.0000
La Comision	08001807Y01	6	198255	2.4755
La Defensa	08001757Y01	6	198227	1.5636
LA Perlita	08001391Y01	6	198241	1.6187
Madam Grimaneza	08001869Y01	8	41389	4.0000
Montaña 87	08016662X01	7	6317	3.0000
San Roman	08000740Y01	6	199037	4.0000
Suerte	08001495Y01	6	198287	4.0000
Vecina	08001479Y01	5	198235	1.6100
Vecina Segunda	08001996Y01	5	198279	0.1005
Yankee	08001824Y01	5	64081	2.5519
Toromocho Uno (*)				247.1093
Morococha 3C	0804354LY01	1	16322	7.4662
Morococha 3D	0804354MY01	1	16323	0.0513
Toromocho Dos (*)				289.4109
Morococha 4K	0304355SY01	1	16333	0.0719
Morococha 4L	0804355TY01	1	16334	0.0650
Morococha 4M	0804355UY01	1	16335	0.0698
Morococha 4N	0804355VY01	1	16336	3.1840
Morococha 4N	0804355WY01	1	16337	0.4579
Morococha 4O	0804355XY01	1	16338	0.8315
Toromocho Tres (*)				113.6633
Morococha 6C	0804357IY01	1	16009	2.2825
Morococha 6D	0804357JY01	1	16010	3.1830
Morococha 6F	0804357LY01	1	16012	0.2121
Morococha 6G	0804357MY01	1	16013	0.4663
Toromocho Cuatro (*)				483.0939
Morococha 7A	0804358CY01	1	16023	3.3399
Morococha 8	10212693	1	13234	200.0000
Muchcapata 4	0804358AY01	1	15276	1.9454
Muchcapata 5	0804358BY01	1	15277	10.9405
			TOTAL	1248.024

(*)	Original concession with property deeds, currently undergoing fractionation in the INACC.

Furthermore, the shares of CENTROMIN in the mining concessions held in joint ownership or through limited liability or joint stock mining companies are included in the Transfer Option Agreement, as referred under sub-heading “Common Ownership” of Point I, Section 3 of the Memorandum of Information of the Toromocho Project.

b)	The Land comprised in the Transfer Option Agreement are the following:

Name	Registration	Ha
Sub-lot 2 A Pucará	Entry C-1 Card 002253, Public Records Office in and for Tarma	2782.0321

Sub-lot 2 B Pucará	Entry C-1 Card 002254, Public Records Office in and for Tarma	2509.6745

		5291.7066

c)	THE BUILDINGS comprised in the Transfer Option Agreement are those described in Exhibit T1 to the Transfer Agreement (Exhibit OT3 to this document).

d)	THE LICENSE FOR THE USE OF WATER: The Transfer Option Agreement also includes the license for the use of water allocated to the Toromocho Project, currently granted in favor of CENTROMIN, as contained in Exhibit T2 to the Transfer Option Agreement.

e)	INFORMATION: Furthermore, the Transfer Option Agreement includes the existing Project information in the Data Room located in the offices of CENTROMIN.

f)	USE AND EASEMENT: CENTROMIN has granted rights of use and easement of the lands referred to in paragraph b) herein above, to EMPRESA MINERA NATIVIDAD S.A. according to the scope and contents of the agreement attached herewith as Exhibit T3 to the Transfer Option Agreement.

CLAUSE FOUR: VALID TERM OF THE OPTION

4.1	The term to exercise the option held by THE TRANSFEREE is one (1) year, counted as from the date of execution of this document.

The referred term may be extended by THE TRANSFEREE for four (4) annual periods and consequently the maximum term in which to exercise such an option cannot exceed five (5) years counted as from the date of execution of this document.

4.2	The decision of THE TRANSFEREE to extend the term or terms, if applicable, must be noticed to CENTROMIN by a notarial letter within a period of no less than fifteen (15) days in advance of the expiry of the term consigned in paragraph 1) of Point 4.1 or the annual extensions, if it is the case, provided it has renewed the guarantee contained in point 7.7, after which the extension shall be automatically granted.

The notice by THE TRANSFEREE without having made the relevant payment for the Validity Right, lacks any and all legal effect.

4.3	During the term of validity of the option, THE TRANSFEREE may only perform exploration activities and technical studies in the Concessions. THE TRANSFEREE cannot execute exploitation activities.

4.4	During the term of validity of the option CENTROMIN authorizes THE TRANSFEREE to carry out exploration activities on the Land.

CLAUSE FIVE: EXERCISING THE OPTION

5.1	In order to exercise the option, THE TRANSFEREE must notice such a decision, by a notarial letter, at any time during the valid term of the option and provide information that may, individually or jointly with others, accredit that the technical and financial requirements contained in Exhibit OT1 have been met. Furthermore, it must submit the Feasibility Study referred to in Clause Nine herein, according to the terms and conditions of Exhibit OT2, to this document.

THE TRANSFEREE may replace its obligation to submit the documents supporting the technical and financial requirements with the presentation of documents that accredit that the financing for the development of the investment described in the Feasibility Study has been approved by one or more renowned institutions willing to finance the development of said Project. Such documents, as well as the institution or institutions offering financing facilities are subject to the approval of THE COMMITTEE, or its substitute body.

Upon acceptance of the Feasibility Study and the shortlisting documents or, alternatively, the documents that accredit the willingness of one or more financial institutions to finance the execution of the Project, THE TRANSFEREE will be considered able to enter into a Transfer Agreement pursuant to the terms and conditions set forth in Exhibit OT3 herewith.

The exercising of the option prior to the expiry of its validity does not imply the reimbursement, in whole or in part, of any payment made by THE TRANSFEREE.

5.2	If, upon expiry of the option term THE TRANSFEREE has failed to exercise or extend said option, in accordance with paragraph 2), Point 4.1, the option will automatically lapse and THE TRANSFEREE must remove all the equipment, machinery, materials and other mobile or removable elements used for its activities within a term of no more than ninety (90) days as from the expiration date of the option term.

Furthermore, at no cost to CENTROMIN, it must deliver the following:

a)	All the studies and results of the explorations it may have carried out during the option term;

b)	The fixed installations property of THE TRANSFEREE that cannot be removed without destroyed or affecting the security of the mining installations;

c)	All the geological, geophysical and metallurgical reports and feasibility studies;

d)	All the sounding samples, petrographic sections and laboratory analysis certificates;

e)	Surveys, land survey drawings, aerial photographs and analogous items;

f)	Any other document or study kept by THE TRANSFEREE.

5.3	THE TRANSFEREE may waive the option at any moment within the option term, a decision that must be noticed to CENTROMIN by a notarial letter. In this assumption, the provisions set forth in Point 5.2 shall apply, in which case the term shall be counted as from the date of acknowledgement of receipt, by CENTROMIN, of the notice. In case of waive the option, CENTROMIN is not required to pay any amount of money made by THE TRANSFEREE.

CLAUSE SIX: PAYMENT OF THE VALIDITY RIGHTS

During the Option Term, THE TRANSFEREE is obliged to pay the Validity Rights, on behalf of CENTROMIN and to deliver the relevant receipts thereof, ten (10) days prior to the maturity of said date of payment for the Validity Right.

CLAUSE SEVEN: INVESTMENT COMMITMENT

7.1	During the first year of validity of the option term indicated in Clause Four hereinabove, THE TRANSFEREE undertakes to invest in the Concessions, a sum of no less than US$1,000,000 (One Million US Dollars) in nominal amounts in the items consigned in Point 7.4.

7.2	In the event of an extension of the validity of the option term for a second period, THE TRANSFEREE assumes an additional commitment to invest US$2,000,000 (Two Million US Dollars).

In the event of extensions to the validity of the option term for a third, fourth and fifth year, the investment commitment will be increased to US$3,000,000 (Three Million US Dollars) each year.

7.3	In order to accredit the amount of the investment made each year of the option term, THE TRANSFEREE must submit an affidavit endorsed by an internationally renowned firm of independent auditors selected by CENTROMIN among at least three (3) firms proposed by THE TRANSFEREE, from the list of auditing companies delivered to it by CENTROMIN.

THE TRANSFEREE must furnish CENTROMIN with its proposal sixty (60) days in advance of the expiry of the annual period to be audited. Otherwise, CENTROMIN will appoint the firm of auditors without taking into account the proposals submitted by THE TRANSFEREE.

The affidavit must be submitted to CENTROMIN within a period of sixty (60) days after the end of each year.

The auditors’ fees shall be borne by CENTROMIN.

7.4	For the purpose of this clause, investment will be considered those sums effectively disbursed in the following items:

a)	Technical, environmental and financial studies, including metallurgical tests.

b)	Prospecting and exploration;

c)	Construction works and purchase of mining machinery and equipment required for exploration;

d)	Repair of the environmental damages caused by the exploration activities;

e)	Insurance, freight, tariff duties and all taxes to be paid by THE TRANSFEREE in fulfillment of its investment commitment that cannot be recovered as a tax credit;

f)	Financial costs related to the exploration stage and that as such are incorporated in the assets.

g)	Access to the use of surface land;

h)	Payments for validity rights made on behalf of CENTROMIN.

It is hereby certified that this numbering is illustrative but not limiting and in this regard, except for the exceptions expressly contained in the preceding list, shall be considered as other investment provided they qualify as such according to the generally accepted accounting principles and are not posted as expenses.

In no case shall the sums paid for the Validity Right referred to in Clause Six herein be considered an accredited investment.

7.5	In the event that THE TRANSFEREE expressly or tacitly waives its option, or if THE TRANSFEREE fails to exercise its option upon expiry of the option term and if, in both cases, it fails to comply with the investment consigned in Point 7.1, or should it fail to comply with the accumulated investment pursuant to Point 7.2, THE TRANSFEREE will pay CENTROMIN a fine equivalent to 100% of the difference between the accumulated and the executed investment.

The funds generated. as a result of the fine referred to in the preceding paragraph shall be allocated to the Environmental Health Fund of CENTROMIN.

The fine shall be paid within a period of fifteen (15) days after being required to do so, by CENTROMIN, which will not occur before the auditors’ firm submits the relevant information referred to in Point 7.3.

7.6	As a performance bond and guarantee of payment of the fine indicated in Point 7.5 herein, THE TRANSFEREE will grant CENTROMIN, on the date of execution of this document, a Bank Guaranty in its favor for a sum of US$2 MM (Two Million US Dollars), valid for one period of no less than fourteen (14) months counted as from the execution of this document, issued by any of the local banks listed in Exhibit E to the Bidding Terms and Conditions. The guarantee shall be irrevocable, unconditional, without excussio, joint and of automatic execution; or alternatively a Standby Letter of Credit issued by any of the foreign banks listed in Exhibit F to the Bidding Terms and Conditions and notified and confirmed by any of the local banks authorized to issue Letters of Guarantee, with the same characteristics.

Such a guarantee shall be executed in the event that THE TRANSFEREE breaches the agreement or fails to pay the penalty established in point 7.5 below.

7.7	Each time the option term is extended, THE TRANSFEREE shall increase the amount of the Letter of Guarantee delivered on the date of execution of the agreement or the amount consigned in the Letter of Guarantee issued the previous year, as the case may be, or an amount equivalent to the increase in the respective commitment to invest, as established in Point 7.2. The validity of the new Letter of Guarantee shall be fourteen (14) months.

The amounts by which the Letters of Guarantee have increased due to each extension in the term, may be reduced in the sum invested the year before, as soon as it is known and according to the relevant audit report. It must be taken into account that the guaranteed amount of the performance bond may in no case be less than US$2 million.

The refusal to deliver the extended Guarantee will construe a tacit waiver of the right to extend the option term and entitles CENTROMIN to execute the previously delivered guarantee, in the event that THE TRANSFEREE fails to pay the relevant penalty.

7.8	If THE TRANSFEREE exercises the option he shall be released from the investment commitment mentioned in Points 7.1 or 7.2, if applicable.

CLAUSE EIGHT: ACT OF GOD OR FORCE MAJEURE

8.1	The term established in Point 4.1 and its respective extensions will be suspended or interrupted in the event of the occurrence of an Act of God or Force Majeure event, during the execution of the investment, according to the provisions set forth in Article 1315 of the Civil Code or due to facts not directly attributable to the negligence of THE TRANSFEREE, pursuant to Article 1317 of the Civil Code.

In no case shall the term be suspended for events related to the financing of the investments, such as the insolvency or a lack of liquidity of THE TRANSFEREE, the consumer price index, the exchange rate, the increase in the interest rate, the free availability of the sums deposited or accredited in bank accounts or other circumstances unrelated to the exploration activities and to the performance of the technical studies.

The suspension shall be maintained while the referred events prevent THE TRANSFEREE from complying with the obligations stipulated in the investment commitment.

It is hereby expressly agreed that the suspension of the term to fulfill the investment commitment does not suspend the obligation to submit the information described in Point 7.3 herein.

8.2	The suspension of the term pursuant to Point 8.1 cannot exceed one (1) year. Upon completion of the year of suspension either party may terminate the Transfer Option Agreement by a prior written notice forwarded, through a notarial letter.

8.3	If the events contained in Point 8.1 occur and affect the fulfillment of the investment commitment, THE TRANSFEREE must report them to CENTROMIN, in writing and within a period of five (5) days following the occurrence of the event. In the same notice THE TRANSFEREE must indicate the existing relationship between the event and its impossibility of complying with the investment commitment and the aspects of such an investment that would be jeopardized.

CENTROMIN will forward a written response accepting or rejecting the grounds for the cause within a period of seven (7) days after the receipt of the referred notice.

In all cases THE TRANSFEREE will make every effort to execute the investment commitment in full and without delay. At all times, THE TRANSFEREE must continue performing the contractual obligations that are not affected by said event. Furthermore, it must maintain the Guarantee established in Points 7.6 or 7.7, in full force, if applicable.

As soon as the cause or causes of the suspension have disappeared, THE TRANSFEREE must inform CENTROMIN of such a fact within a period of five (5) days following the disappearance. As from the moment in which the cause or causes of the suspension disappear, the term will resume its course and the time elapsed until the moment it was suspended shall be added thereto. In such a case, THE TRANSFEREE must immediately resume fulfillment of those aspects of the investment commitment that were affected.

CLAUSE NINE: FEASIBILITY STUDY

9.1	In order to exercise the option, THE TRANSFEREE must deliver to CENTROMIN, a reliable Feasibility Study of the Project (hereinafter THE STUDY), prepared at its own cost and risk.

9.2	THE STUDY shall be prepared according to the international standards generally accepted by the mining industry, the financial institutions, the investors and the authorities.

THE STUDY must include the topics contained in Exhibit OT2 to this document, for illustrative but not limiting purposes.

9.3	THE STUDY will determine the total investment required to develop the Toromocho Mining Project and a schedule containing the annual investment.

9.4	Failure to deliver THE STUDY will be understood as a tacit waiver of the option. *

CLAUSE TEN: LIABILITY FOR ENVIRONMENTAL ISSUES

10.1	THE TRANSFEREE declares that it is aware of the legal regulations in force on environmental control applicable to the mining industry and it hereby undertakes to fulfill the required administrative procedures before the competent authority to obtain the required approvals to carry out exploration activities during the option term. To this effect, CENTROMIN, as the holder of the Concessions, will grant the necessary authority or authorities to carry out such procedures.

10.2	As from the date of execution of this document, THE TRANSFEREE assumes the following responsibilities, irrespective of whether it exercises or waives the option or not:

a)	Mitigation and control of earth movement, effluents, tailings, residues and emissions generated by the exploration activities of THE TRANSFEREE in the Concessions, in accordance with the legislation in force.

b)	Repair of the environmental impacts generated by the exploration activities of THE TRANSFEREE in the Concessions, in accordance with the legislation in force.

c)	Claims of third persons for environmental damages due to the exploration activities of THE TRANSFEREE in the Concessions.

10.3	Within a period of ninety (90) days following the date of execution of this document, an ENVIRONMENTAL AUDITING company must prepare a study to establish the existing environmental conditions in the area of the Concessions at the beginning of the option term.

10.4	THE ENVIRONMENTAL AUDITORS shall be selected by CENTROMIN from a minimum of three (3) firms proposed by THE TRANSFEREE within a period of thirty (30) days following the date of execution of this document. Should THE TRANSFEREE fail to submit the proposal within said term, CENTROMIN will appoint them.

The professional fees of the ENVIRONMENTAL AUDITORS shall be borne by CENTROMIN.

10.5	If, within the ninety (90) day- period following the expiry of the option term, THE TRANSFEREE fails to exercise or waives the option, a company of ENVIRONMENTAL AUDITORS must prepare a study on the environmental damages generated by the exploration activities carried out by THE TRANSFEREE in the Concessions.

The study shall be compared with the initial study established in Point 10.3 and shall determine the amount of the damages caused. If applicable, THE TRANSFEREE must pay such an amount, in cash, in US Dollars, within a period of fifteen (15) days following the request from CENTROMIN.

10.6	Should THE TRANSFEREE fail to exercise the option within the option term or should it waive such an option, the ENVIRONMENTAL AUDITORS shall be selected by CENTROMIN among a minimum of three (3) firms proposed by THE TRANSFEREE from the list provided by CENTROMIN. If, THE TRANSFEREE fails to submit the proposal on said occasion, CENTROMIN will appoint the firm of ENVIRONMENTAL AUDITORS.

The professional fees of the ENVIRONMENTAL AUDITORS shall be borne by CENTROMIN.

10.7	As from the date of execution of this document, during the option term, CENTROMIN assumes responsibility for the claims of third persons for environmental damages due to the activities and operations of CENTROMIN in the Concessions.

CLAUSE ELEVEN: REPRESENTATIONS AND GUARANTEES OF CENTROMIN

CENTROMIN hereby represents and guarantees that:

11.1	It is the exclusive holder the Concessions. Notwithstanding, it acknowledges the existence of priority rights.

Furthermore, it is the owner of the Land and buildings that makeup the Toromocho Project.

During the option term, CENTROMIN undertakes not to transfer the ownership of the Concessions or the Land.

11.2	The Concessions and the Land are duly registered, free from any and all encumbrances, liens or restrictions that may restrict or affect their availability. The Concessions are fully in force and their validity rights have been paid as at the date of execution this agreement.

CENTROMIN undertakes, during the option term, to maintain the Concessions and the Land in the referred condition.

11.3	During the option term, CENTROMIN undertakes not to disclose to third persons, the information it may receive from THE TRANSFEREE related to the Concessions and is hereby released from such an obligation upon expiry thereof.

CLAUSE TWELVE: REPRESENTATIONS AND GUARANTEES OF THE TRANSFEREE

THE TRANSFEREE represents and guarantees that:

12.1	It is obliged to allow CENTROMIN to permanently supervise its activities and to provide the information it may require.

During the option term, THE TRANSFEREE is obliged to allow CENTROMIN to inspect its activities, prior notice of seven (7) days.

12.2	THE TRANSFEREE undertakes to maintain the rights to the Assets, free from any bond and to comply with all the obligations established in the Peruvian legislation during the option term. THE TRANSFEREE is obliged to pay the Validity Rights of the Concessions, which it will fulfill delivering to CENTROMIN the relevant receipt ten (10) days prior to the expiry of said date of payment.

12.3	It has not been notified of any action against it regarding a judicial or arbitration, bankruptcy or other legal proceedings that may affect its technical, economic and financial capacity or that may prevent it from complying with the obligations assumed and contained in this Transfer Option Agreement.

If, during the option term, any of the circumstances established in the preceding paragraph occur, THE TRANSFEREE undertakes to immediately notice them to CENTROMIN.

In these cases, CENTROMIN has the right to decide, at its sole discretion, whether to continue to performance the Transfer Option Agreement or terminate it at any time after the referred notice.

12.4	No ongoing or imminent judicial or arbitration, bankruptcy or other legal proceedings have been filed against them that may prohibit or prevent the fulfillment of its obligations and the performance of the operations assumed hereunder.

If, during the option term, any of the circumstances established in the preceding paragraph occur, THE TRANSFEREE undertakes to immediately notice them to CENTROMIN.

In these cases, CENTROMIN has the right to decide, at its sole discretion, whether to continue to performance the Transfer Option Agreement or terminate it at any time after the referred notice.

12.5	For the performance of this Transfer Option Agreement, THE TRANSFEREE has the necessary authorizations and rights to use the technology (processes, equipment, etc.) in the operations during the option term and as such it undertakes to release CENTROMIN from any legal, judicial or out CP court action, brought against it in the country or abroad. Furthermore, it undertakes to immediately and at the sole request of CENTROMIN to reimburse and indemnify CENTROMIN for the costs in which it may have incurred for this reason and for the damages or losses it may suffer as a result, if applicable.

12.6	It is fully aware of the location, surrounding areas and environmental condition of the Concessions.

12.7	It assumes any and all payments, indemnities or any other disbursement for any damages or loss of profit, either existing or presumed, claimed by third persons as a result of the activities carried out under this Transfer Option Agreement by the staff of THE TRANSFEREE or the subcontractors that these may hire. In this regard, THE TRANSFEREE undertakes to hold CENTROMIN harmless from such claims, at its sole cost and expense. THE TRANSFEREE is obliged to obtain the necessary authorizations for the use of the land or surface land required to carry out the exploration activities, at its own cost an risk.

CLAUSE THIRTEEN: DOMICILES

13.1	For the performance of the Transfer Option Agreement, the Parties hereby establish the addresses consigned in the introduction part to this document as their domiciles in Peru.

13.2	A change in address of any Party hereto cannot overrule the other if said change was not previously notified in writing in a notarial letter.

13.3	For the purpose of this Transfer Option Agreement, the communications, requests or notices shall be acknowledged as soon as they have been received at the domicile of the consignee.

CLAUSE FOURTEEN: ASSIGNMENT OF THE CONTRACTUTAL POSITION

14.1	THE TRANSFEREE may only transfer its rights in this Transfer Option Agreement, in whole or in part, with the prior written consent of CENTROMIN.

14.2	THE TRANSFEREE may only assign its contractual position with the written consent of CENTROMIN.

14.3	THE TRANSFEREE may assign the obligations assumed under the Transfer Option Agreement with the written consent of CENTROMIN.

14.4	THE TRANSFEREE grants its consent in advance for CENTROMIN to assign its contractual position in the Transfer Option Agreement and whenever it may deem pertinent, to assign the rights and obligations derived therefrom, in whole or in part.

CENTROMIN will notify THE TRANSFEREE of such an assignment by a notarial letter. As from the receipt of such a notice, the rights and obligations of CENTROMIN arising from the Transfer Option Agreement shall be assumed by the assignee.

CLAUSE FIFTEEN: APPLICABLE LAW

Transfer Option Agreement shall be governed by and executed according to the Laws of the Republic of Peru.

CLAUSE SIXTEEN: SETTLEMENT OF DISPUTES

16.1	Any litigation, dispute, controversy, difference or claim, arising between the Parties related to the interpretation, performance, termination, effectiveness, nullity or validity derived from or related to the Transfer Option Agreement that cannot be mutually settled shall be submitted to an arbitration de jure.

16.2	There will be three (3) arbitrators, with the Parties appointing one each. The two appointed arbitrators shall appoint the third arbitrator, who will preside over the proceedings. If one of the parties fails to appoint its arbitrator within fifteen (15) calendar days of receipt of a written request sent by the party requesting arbitration; or if within a similar term of fifteen (15) calendar days, as from the appointment of the last arbitrator, they fail to appoint the Chairman of the arbitration court, the designation of the missing arbitrator, or the designation of the Chairman of the arbitration court shall be made, upon request of any of the Parties, by the National Institute of Mining, Petroleum and Energy Law.

16.3	In the event that, because of any circumstances, a substitute arbitrator is to be designated, he shall be appointed following the procedure described above for the designation of arbitrators.

16.4	The National Institute of Mining, Petroleum and Energy Law shall supervise the arbitration proceeding and the Parties hereto submit to the Arbitration regulations of said Institute, which shall apply in all matters that do not contravene the resolutions adopted in this clause.

16.5	The arbitration shall be carried out in the City of Lima, in the Spanish language.

16.6	The Parties hereby waive their right to file an appeal against the award.

16.7	For any intervention of the regular judges and courts in the arbitration proceeding, the Parties hereby expressly submit to the jurisdiction of the courts and judges of the city of Lima, waiving the jurisdiction of their domiciles.

16.8	The beginning and continuation of an arbitration proceeding does not preclude the Parties from continuing to comply with the obligations of the Transfer Option Agreement. During the development of the arbitration proceeding, the Parties shall continue to meet their contractual obligations as far as possible.

16.9	The Parties hereby resolve that in no case whatsoever, may the arbitrators suspend the performance of the Transfer Option Agreement or the fulfillment of the obligations stipulated therein, while the arbitration proceeding is in process, except for those obligations subject to arbitration.

CLAUSE SEVENTEEN: COSTS AND TAXES

17.1	The expenses incurred as a result of the conversion of this preliminary agreement of the Transfer Option Agreement into a Notarially Recorded Instrument and its registration in the Public Mining Records Office and in the Real Estate Registry, shall be borne by THE TRANSFEREE.

Likewise, THE TRANSFEREE shall assume the notarial and filing fees in case of not waiving or not to exercise the option.

17.2	In no case shall THE TRANSFEREE be reimbursed for any payments it may have made during the term of the Option Agreement, whichever their nature or use, including those made on account of Validity Rights pursuant to the provisions of the Mining Law as well as the expenses and investments in which it may incur.

17.3	THE TRANSFEREE shall bear the cost of any tax that encumbers the OPTION AGREEMENT, such as the Value Added Tax (IGV) that taxes the consideration for the validity of the option.

CLAUSE EIGHTEEN: INTERPRETATION OF THE TRANSFER OPTION AGREEMENT

18.1	The Transfer Option Agreement has been written in Spanish and consequently, it shall be interpreted according to said version pursuant to the legal regulations of Peru.

18.2	The interpretation of the Transfer Option Agreement and all matters not expressly regulated therein, shall be governed by the following instruments:

a)	The economic proposal of THE TRANSFEREE

b)	The answer to the consultations officially furnished by THE COMMITTEE to the shortlisted companies.

c)	The Bidding Terms and Conditions of the International Public Bidding for the Promotion of Private Investment in the Toromocho Mining Project.

18.3	The headings of the clauses used in the Transfer Option Agreement are merely illustrative, for reference only and shall have no effect on its interpretation.

18.4	All references made in the Transfer Option Agreement to a clause or point refer to the clause or point of the Transfer Option Agreement. References made in the Transfer Option Agreement to a clause include all the points within said clause and those references made to a point include all its paragraphs.

CLAUSE NINETEEN: TERMS OF THE TRANSFER

19.1	Exhibit OT1, that forms an integral part of the Transfer Option Agreement, contains the technical and financial requirements to be shortlisted.

19.2	The final agreement shall be considered reached as from the time in which CENTROMIN notifies THE TRANSFEREE of its acceptance of the THE TRANSFEREE’S decision to exercise the option, as referred to in point 5.1 and according to Point 13.3.

Notwithstanding, the Parties undertake to grant the relevant notarially recorded instrument within a period of ten (10) days after CENTROMIN becomes aware that the option has been exercised.

19.3	The elements and conditions of the final agreement are those appearing in Exhibit OT3 which may not be amended.

19.4	If, THE TRANSFEREE exercises the option it undertakes to invest in the development of the Project, pursuant to Clause Six of Exhibit OT3, a sum of no less than 70% of the sum stipulated in paragraph t) of Exhibit OT2, included in THE STUDY, for the first five (5) years of the Project that it has decided to execute. Such a sum must be invested within a period of five (5) years counted as from the date on which the option was exercised.

CLAUSE TWENTY: GUARANTEE

PERU COPPER SYNDICATE LTD undertakes to jointly guarantee the fulfillment of each and every one of the contractual and legal obligations assumed by THE TRANSFEREE as a result of the Transfer Option Agreement. Consequently, PERU COPPER SYNDICATE LTD., a company organized and existing according to the laws of the Cayman Islands, hereby enters this Agreement, acting by and through Luis Jose BAERTL JOURDE, as per power of attorney registered in Entry 11532465 of the Registry of Companies of the Public Records Office in and for Lima.

The settlement of disputes with the latter in relation to Transfer Option Agreement shall be governed by Clause Sixteen herein.

You are hereby requested. Mr. Notary Public, to add the clauses provided for by law, taking care to serve the relevant notices to the Public Records Office for registration thereof.

Lima, June 11, 2003

(Three illegible signatures)

The preliminary agreement was authorized by Maqaly BARDALES ROJAS – Attorney at Law, Lima Bar Association Registration Number (CAL) 17788.

INSERT:

EXHIBIT OT1

SHORTLISTING REQUIREMENTS

The requirements referred to in Point 5.1, Clause Five of the Transfer Option Agreement are:

•	In technical terms, accredit, at least, one mining operation or concentration operation and the like of a treatment capacity of at least 10,000 tons per day; and

•	In financial terms, possess a net worth of no less than US$100 Million.

The companies interested in processing their shortlisting must also enter into a Confidentiality Agreement, the form for which may be obtained from the Privatization Office. The last three (3) Annual Reports, including the respective financial statements evidencing that they meet the referred requirements may be submitted to this same Office.

In the event that the referred Confidentiality Agreement has already been signed to request authority to access the information of CENTROMIN, its signature shall not be required once again.

In relation to the fulfillment of the aforementioned requirements, the following shall be taken into consideration:

a)	In the case of those companies that are not obliged to prepare Annual Reports which include the referred financial statements to be shortlisted, they may replace such documents with a report, prepared by an internationally renowned auditor to the satisfaction of THE COMMITTEE, on the net worth of said companies, based on the available financial information of the last three (3) years. Such a report shall be treated by THE COMMITTEE with strict confidence. However, it must be taken into account that said report will be accessible to the institutions empowered by the law to supervise the private investment promotion processes or governmental business activities.

b)	In order to meet the technical aspect, the production capacity of a branch office in which the company has decision-making powers may be considered.

c)	If the successful bidder is a company intervening individually, the branch office of said company may appear as THE TRANSFEREE, to the extent that the successful bidder holds, at least, 51% of the shares in the branch office and jointly assumes the obligations arising from the AGREEMENTS with it.

d)	In order to shortlist a consortium of companies, based on an agreement, the following conditions shall be observed:

•	At least one of such companies must meet the technical requirement, either individually or through a branch office, as stipulated in Paragraph d) herein above.

•	In order to comply with the equity requirement, the associated companies may add their respective net worths.

•	In all cases, each of the companies jointly assume the fulfillment of the obligations derived from their participation in the Transfer Option Agreement.

•	When at least one of such companies has been individually shortlisted, the shortlisting of the consortium as a whole will not be necessary.

•	If the successful bidder is the consortium of companies any of the following procedures may be adopted to enter into the Transfer Option Agreement:

(i)	Assign its right to one or two companies incorporated in Peru, which will appear as THE TRANSFEREE(S). In this case the shortlisted company or companies must hold, at least 51% of the stock or shares of the company or companies entering into THE AGREEMENTS. All the companies that makeup the consortium shall jointly assume, together with the company signing THE AGREEMENTS, the obligations derived therefrom;

(ii)	Purchase the shares in co-ownership provided that the share of the shortlisted company or companies is no less than 51%. All the companies that are part of the consortium shall jointly assume all the obligations derived from THE AGREEMENTS.

INSERT:

EXHIBIT OT2

CONTENT OF THE FEASIBILITY STUDY

The contents of the Feasibility Study referred to in Clause Nine of the Transfer Option Agreement, are the following:

a)	Introduction

b)	Executive summary

c)	Mining and surface properties

d)	Geological resources

e)	Mining

f)	Metallurgy

g)	Auxiliary and processing facilities

h)	Disposal of tailings

i)	Port facilities

j)	Energy

k)	Access roads

l)	External facilities

m)	Environmental assessment

n)	Technical Comments

o)	Capital costs

p)	Operating costs

q)	Execution plan

r)	Marketing

s)	Financial assessment

t)	Amount of the minimum investment necessary to economically develop the mining exploitation of the concessions.

INSERT

EXHIBIT OT3

TRANSFER AGREEMENT

You are hereby requested Mr. TOLEDO acting as Attorney at Law and Notary Public in and for Lima to enter in your Registry of Deeds, one evidencing a Transfer Agreement of Mining Concession that makeup the Toromocho Mining Project, entered into by and between EMPRESA MINERA DEL CENTRO DEL PERÚ S.A., hereinafter CENTROMIN, identified by Tax ID Number (RUC) 20100176531, registered with Card 14412 of the Registry of Contracting Companies and Other Legal Entities of the Public Mining Records Office in and for Lima, with principal place of business at Javier Prado 2175, San Borja, Lima 41, Peru, acting by and through its General Manager _______________, duly authorized by the Board of Directors’ Resolution __________, dated ___________________________, the voucher of which shall be inserted hereto, in favor of _______________________________, hereinafter THE TRANSFEREE, with Tax ID Number (RUC) _____________ , registered with Entry 001, Card _________________ of the Registry of Contracting Companies and Other Legal Entities of the Public Mining Records Office, with principal place of business at _______________________, acting by and through _________________________________. Participating in the Transfer Agreement is: AGENCIA DE PROMOCIÓN DE LA INVERSIÓN PRIVADA – PROINVERSIÓN, with Tax ID Number (RUC) __________________, with principal place of business at Av. Paseo de la Republica 3361, 9° Piso, San Isidro, Lima, acting by and through its Executive Director _______________________, identified by National Identity Card (DNI) __________________, appointed by Ministerial Resolution ________________, dated ________________________, 2002, hereinafter PROINVERSIÓN.

CENTROMIN and THE TRANSFEREE shall be called jointly as the Parties.

The Transfer Agreement is executed under the following terms and conditions:

CLAUSE ONE: RECITALS

1.1	By Legislative Decree 674 – Law for the Promotion of Private Investment in Government Institutions, the Commission for the Promotion of Private Investment – COPRI was created as an agency in charge of designing and conducting the Private Investment Promotion Process in our country.

1.2	By Supreme Resolution 102-92-PCM dated February 21, 1992, the agreement of the the Commission for the Promotion of Private Investment – COPRI (currently PROINVERSIÓN) by which EMPRESA MINERA DEL CENTRO DEL PERU - CENTROMIN was included in the private investment promotion process referred to in Legislative Decree 674, was ratified.

1.3	By Supreme Resolution 016-96-PCM dated January 18, 1996, the agreement adopted by COPRI approving the new Plan for the Promotion of Private Investment in CENTROMIN was approved. Furthermore, Supreme Resolution 246-2001-EF ratifies the agreement by which the extension of such a Promotion Plan was approved.

1.4	The Committee for the Promotion of Investment in Government Assets, Projects and Companies (THE COMMITTEE) and PROINVERSION, called a Bidding, where PERU COPPER SYNDICATE LTD. was awarded the bidding, according to the certificate of the opening of envelopes 1 and 2 and the awarding of the bidding dated May 14, 2003, which you, Mr. Notary, are hereby requested to insert.

In accordance with the Bidding Terms and Conditions of the BIDDING PRI-79-2003 PERU COPPER SYNDICATE LTD has assigned its rights to THE TRANSFEREE and this assignment has been authorized by the Committee Resolution ###-##-#### adopted by the Committee for the Promotion of Investment in Government Assets, Projects and Companies in their Meeting held on May 27, 2003, which establishes that PERU COPPER SYNDICATE LTD., must participate in the Transfer Agreement, as well as in this AGREEMENT, to jointly assume all the obligations arising from said agreements.

1.5	By a notarial letter forwarded to CENTROMIN dated _______________________, THE TRANSFEREE has communicated its decision to exercise the right to transfer the ownership of the Concessions, the Land, as well as the buildings and the pertinent documentary information. It attaches to said communication, the supporting documents outlined in Clause Five of the Transfer Option Agreement, as well as the Feasibility Study referred to in Clause Nine herein. Such documents have been accepted by THE COMMITTEE according to Resolution dated ______________________; which you, Mr. Notary, are hereby requested to insert together with the referred notarial letter.

CLAUSE TWO: PURPOSE OF THE TRANSFER AGREEMENT

According to the recitals described in Clause One herein, by virtue of the Transfer Agreement, CENTROMIN transfers in favor of THE TRANSFEREE, the ownership of the Concessions, the land as well as the buildings and documentary information described in Clause Three herein below.

CLAUSE THREE: THE ASSETS

CENTROMIN is the owner of the mining concessions, land, buildings, license for the use of water and information that makeup the Toromocho Mining Project, hereinafter the Assets, as a whole.

a)	The referred concessions, hereinafter the Concessions, are registered in the Public Mining Records Office, with the following description:

Concessions	Code	Entry	Card	Ha
Alianza	08001063Y01	6	197479	2.8224
Chispa	08001496Y01	6	199003	2.0000
El Azul del Danubio	08001349Y01	6	8021	6.0000
El Martillo	08001394Y01	6	199049	2.3813
Fortaleza	08001143Y01	5	199009	2.8200
Independencia	08005477Y01	5	198215	1.5876
Junin	08001124Y01	5	197471	6.0000
La Comision	08001807Y01	6	198255	2.4755
La Defensa	08001757Y01	6	198227	1.5636
La Perlita	08001391Y01	6	198241	1.6187
Madam Grimaneza	08001869Y01	8	41389	4.0000
Montana 87	08016662Y01	7	6317	3.0000
San Roman	08000740Y01	6	199037	4.0000
Suerte	08001495Y01	6	198287	4.0000
Vecina	08001479Y01	5	198235	1.6100
Vecina Segunda	08001996Y01	5	198279	0.1005
Yankee	08001824Y01	5	64081	2.5519
Toromocho Uno (*)				247.1093
Morococha 3C	0804354LY01	1	16322	7.4662
Morococha 3D	0804354MY01	1	16323	0.0513
Toromocho Dos (*)				289.4109
Morococha 4K	0804355SY01	1	16333	0.0719
Morococha 4L	0804355TY01	1	16334	0.0650
Morococha 4M	0804355UY01	1	16335	0.0698
Morococha 4N	0804355VY01	1	16336	3.1840
Morococha 4N	0804355WY01	1	16337	0.4579
Morococha 40	0804355XY01	1	16338	0.8315
Toromocho Tres (*)				113.6633
Morococha 6C	0804357IY01	1	16009	2.2825
Morococha 6D	0804357JY01	1	16010	3.1830
Morococha 6F	0804357LY01	1	16012	0.2121
Morococha 6G	0804357MY01	1	16013	0.4663
Toromocho Cuatro (*)				483.0939
Morococha 7A	0804358CY01	1	16023	3.3399
Morococha 8	10212693	1	13234	200.0000
Muchcapata 4	0804358AY01	1	15276	1.9454
Muchcapata 5	0804358BY01	1	15277	10.9405
			TOTAL	1248.024

(*)	Original concession with property deeds, currently undergoing fractionation in the INACC.

Furthermore, the shares of CENTROMIN in the mining concessions held in joint ownership or through limited liability or joint stock mining companies, as referred under sub-heading “Common Ownership” of Point I, Section 3 of the Memorandum of Information of the Toromocho Project.

b)	The Land comprised in the Transfer Option Agreement are the following:

Name	Registration	Ha

Sub-lot 2 A Pucará	Entry C-1 Card 002253, Public Records Office in and for Tarma	2782.0321

Sub-lot 2 B Pucará	Entry C-1 Card 002254, Public Records Office in and for Tarma	2509.6745

		5291.7066

c)	THE BUILDINGS comprised in the Transfer Option Agreement are those described in Exhibit T1 to this document.

d)	THE LICENSE FOR THE USE OF WATER: The Transfer Option Agreement also includes the license for the use of water allocated to the Toromocho Project, currently granted in favor of CENTROMIN, as contained in Exhibit T2 to this document.

e)	INFORMATION: Furthermore, the Transfer Option Agreement includes the existing Project information in the Data Room located in the offices of CENTROMIN.

f)	USE AND EASEMENT: CENTROMIN has granted rights of use and easement of the lands referred to in paragraph b) herein above, to EMPRESA MINERA NATIVIDAD S.A. according to the scope and contents of the agreement attached herewith as Exhibit T3 to this document.

CLAUSE FOUR: CONSIDERATION

4.1	In consideration for the transfer of the Assets described in Clause Three, THE TRANSFEREE undertakes to pay CENTROMIN a compensation, as from the starting date of the marketing of the minerals extracted from the Concessions, in the form and manner established in Point 4.3 Hereinafter said compensation shall be called Royalties.

The Royalties shall be paid periodically, per calendar semester counted as from the starting date of the commercial operations. The deductions listed in Point 5.1 herein shall be taken into account.

4.2	THE TRANSFEREE must pay Royalties to CENTROMIN within fifteen (15) days following the expiry of the respective semester.

Payment shall be made in US Dollars.

Upon failure to promptly comply with the payment will accrue interest at the LIBOR rate plus five percent (5%). The interest in arrears shall be produced automatically.

4.3	Each semester, the Royalties shall be determined by applying the respective percentage to the net sales, as indicated herein below.

a)	For a price of copper, as referred to hereinafter, equal to or less than 0.80 US$/lb a percentage of 0.51% will be applied, which is the minimum royalty percentage offered by THE TRANSFEREE in his capacity as the successful bidder.

b)	For a copper price of between 0.80 and 1.10 US$/lb, a percentage resulting from the following formula, will be applied:

% Royalty = 4.0 x price of copper – 2.69%

c)	For a price of copper equal to or greater than 1.1 US$/lb, a percentage of 1.71% shall be applied.

In said expressions:

% minimum royalty offer = 0.51%, is the percentage for Royalties for a referential price of copper of 0.80 US$/lb, offered by THE TRANSFEREE in its capacity as the successful bidder.

Price of copper is the average price expressed in US$/lb, of the cash prices (cash mean) of copper included in the web page of the London Metal Exchange (LME), during the semester for which the Royalties must be paid.

The prices mentioned in the preceding paragraph do not include the taxes levied on the sale of gold or any other mineral.

To this effect, marketing comprises any and all acts, such as the sale, transfer or any other mechanism used by THE TRANSFEREE for the transfer of the minerals extracted from the Concessions, either with consideration or free of charge.

In the event that minerals, other than copper are extracted, the equivalent quantity of copper shall be added to determine the Royalties.

In order to determine such an equivalence the monthly average prices published by the Metals Bulletin shall be used. In the case of gold, the London Final shall be used, in the case of copper, lead and zinc, the LME Settle and in the case of silver the Handy & Harman shall be used.

4.4	To determine the net sales, THE TRANSFEREE must deliver to CENTROMIN, within the first ten (10) days following the expiry of each semester, an authenticated copy of the pertinent parts of the book of sales and income consigning the sales made during the semester.

The net sales shall be determined according to the sales of minerals extracted from the Concessions, subject matter of this Agreement less the deductions for smelting and refining costs, any tax originated in the country imputable to the operation or to the local or export sales, in force or to be creates and that are effectively applied as well as the discounts for the customarily deductible grades and for the losses incurred as a result of impurities, transportation costs from the mine to the port of loading and from the Peruvian port of loading to the destination of the products as well as the brokerage costs and sales commissions, storage insurance costs from the warehouse at the port of loading to the port of destination in the case of exports, as well as the expenses incurred to obtain samples.

Furthermore, THE TRANSFEREE must deliver to CENTROMIN, its audited financial statements or an authenticated copy of the Income Tax Return of the preceding year within the first five (5) days of April each year.

Based on the aforementioned documents CENTROMIN may claim from THE TRANSFEREE, any readjustment of the Royalties paid during the relevant year.

CENTROMIN is entitled to request THE TRANSFEREE to provide additional information to verify the mineral marketed during a specific semester, which will include the power to appoint auditors to review the financial information. The auditors shall be paid by CENTROMIN.

The presentation, by THE TRANSFEREE, of false information constitutes a cause to terminate the Agreement.

4.5	For the purpose of this Agreement, the startup of commercial operations is the date on which the first transfer in consideration is made of the mineral extracted from the Concessions.

If at the beginning of year six, counted as from the date of execution of the Agreement, THE TRANSFEREE has not begun the marketing procedures as established in Point 4.1, THE TRANSFEREE must pay CENTROMIN the Royalties referred to in Point 4.3 as from the following semester.

According to the Feasibility Study, the payment of Royalties cannot be less than that corresponding to 70% of the production program of the Toromocho deposits. To this effect, it will be considered that said exploitation program commences, no later than at the beginning of year six counted as from the execution of this Agreement, even if the effective startup date is later.

4.6	In the hypothetical case that THE TRANSFEREE transfers or assigns the Concessions, in any form or manner, to a third party, the assignee shall be obliged to assume and pay the Royalties mentioned in Point 4.1 to this Agreement, under the same conditions as THE TRANSFEREE. Should the assignee fail to fulfill the the aforementioned obligation, THE TRANSFEREE shall jointly respond.

Furthermore, THE TRANSFEREE is obliged to forward a written notice to CENTROMIN prior to the transfer or assignment of its contractual position.

The Royalties are incorporated as a charge of the Concessions. The charge must be filed in the Registry of Mining Concessions of the Public Mining Records Office.

4.7	This Agreement shall be terminated if THE TRANSFEREE fails to pay the Royalties corresponding to three (3) consecutive semesters.

CLAUSE FIVE: OBLIGATION IN FAVOR OF A THIRD PARTY AND SOCIAL INVESTMENT

5.1	On the date of execution of this Agreement, THE TRANSFEREE will pay a sum of US$1,000,000 (One Million US Dollars) towards the Environmental Health Fund of CENTROMIN. Such a sum shall considered a downpayment of the Royalties consigned in Clause Four hereto.

To cancel such a payment, 50% of the amount corresponding to the referred Royalties (or the final balance) shall be deducted gradually and shall not be subject to the payment of interest.

5.2	Investments in social works shall be made for which purpose THE TRANSFEREE undertakes to:

a)	Pay a sum of US$1,000,000 (One Million US Dollars) on the date of execution of this Agreement to be used to open a trust fund with the purpose of implementing activities to improve the economic and social environment conditions in the areas of influence of the Toromocho Project.

b)	Pay a sum of US$100,000 (One Hundred Thousand US Dollars), as from the startup of the commercial operations and twice a year on the same occasions as those indicated in Point 4.2, towards the trust fund referred to in the preceding paragraph. These payments shall also be used to make the referred investments.

5.3	The sums contributed pursuant to Point 5.2, are deductible costs, in accordance with the provisions set forth in Paragraph o), Article 37 of the Consolidated Text of the Income Tax Law approved by Supreme Decree 054-99-EF.

CLAUSE SIX: INVESTMENT COMMITMENT

6.1	THE TRANSFEREE hereby undertakes to invest in the Concessions an amount of no less than US$ million within a period of five (5) years counted as from the date in which the option is exercised, to develop and implement the Project. The foregoing amount has been determined pursuant to Point 19.4 of the Transfer Option Agreement.

6.2	In order to accredit the amount of the investment made each year of the option term, THE TRANSFEREE must submit an affidavit endorsed by an internationally renowned firm of independent auditors selected by CENTROMIN among at least three (3) firms proposed by THE TRANSFEREE.

THE TRANSFEREE must furnish CENTROMIN with its proposal ninety (90) after the date of execution of the Transfer Agreement. Otherwise, CENTROMIN will appoint the firm of auditors without taking into account the proposals submitted by THE TRANSFEREE.

The affidavit must be submitted to CENTROMIN within a period of ninety (90) days after the end of each year during the term established in Point 6.1.

The auditors’ fees shall be borne by CENTROMIN.

6.3	For the purpose of this clause, investment will be considered those sums effectively disbursed in the following items:

a)	Technical, environmental and financial studies, including metallurgical tests.

b)	Prospecting and exploration;

c)	Construction works and purchase of mining machinery and equipment required for the exploitation and processing of minerals;

d)	Insurance, freight, tariff duties and all taxes payable by THE TRANSFEREE in fulfillment of its investment commitment that cannot be recovered as a tax credit;

e)	Financial costs related to the pre-operating stage.

f)	Access to the use of surface land;

Investments made in the above referred items, in adjacent areas grouped with Toromocho to share production facilities or infrastructure, thereby constituting a project as a whole, may be accredited to the investment commitment.

It is hereby certified that this numbering is illustrative but not limiting and in this regard, except for the exceptions expressly contained in the preceding list, shall be considered as other investments provided they qualify as such according to the generally accepted accounting principles and are not posted as expenses.

Furthermore, the amount invested in excess of US$4 MM (Four Million US Dollars), during the option term, endorsed by the relevant auditor or auditors pursuant to Point 7.4 of the Transfer Option Agreement can also be accredited to the investment commitment.

6.4	In the event that THE TRANSFEREE fails to comply with the minimum investment indicated in Point 6.1, it must pay CENTROMIN, in cash, an amount equivalent to 30% of the difference between said investment and the executed investment, hereinafter the “equivalent price”. The funds obtained from said penalty shall be paid into the Environmental Health Fund of CENTROMIN.

The “equivalent price” shall be paid within a period of fifteen (15) days following the request from CENTROMIN and said payment will release THE TRANSFEREE from its investment commitment.

6.5

In order to guarantee the fulfillment of the investment commitment and the payment of the penalty established in Point 6.4 herein, THE TRANSFEREE will deliver to CENTROMIN, on the date of execution of this document, a bank guarantee in favor of CENTROMIN, for the sum equivalent to     % of the amount indicated in Point 6.1, valid for one year as from the date of execution of this Agreement and renewable each year until the total fulfillment of the investment commitment, issued by any of the local banks listed in Exhibit E to the Bidding Terms and Conditions. The guarantee shall be irrevocable, unconditional, without excussio, joint and of automatic execution; or alternatively a Standby Letter of Credit issued by any of the foreign banks listed in Exhibit F to the Bidding Terms and Conditions and notified and confirmed by any of the local banks authorized to issue Letters of Guarantee, with the same characteristics. The sum of the guarantee may be proportionally reduced according to the execution of the investments.

Such a guarantee shall be executed in the event that THE TRANSFEREE breaches the contract or fails to pay the penalty established in Point 6.4 herein.

CLAUSE SEVEN: ACT OF GOD OR FORCE MAJEURE

7.1	The term established in Point 6.1 will be suspended or interrupted in the event of the occurrence of an Act of God or Force Majeure event, during the execution of the investment, according to the provisions set forth in Article 1315 of the Civil Code or due to facts not directly attributable to the negligence of THE TRANSFEREE, pursuant to Article 1317 of the Civil Code.

In no case shall the term be suspended for events related to the financing of the investments, such as the insolvency or a lack of liquidity of THE TRANSFEREE, the consumer price index, the exchange rate, the increase in the interest rate, the free availability of the sums deposited or accredited in bank accounts or other circumstances unrelated to the exploration activities and to the execution of the technical studies.

The suspension shall continue while the referred events prevent THE TRANSFEREE from complying with the obligations stipulated in the investment commitment.

7.2	The suspension of the term pursuant to Point 7.1 cannot exceed one (1) year. Upon completion of the year of suspension either party may terminate the Transfer Agreement by a prior written notice forwarded, through a notarial letter.

7.3	If events such as those described in Point 7.1 occur and affect the fulfillment of the investment commitment, THE TRANSFEREE must report them to CENTROMIN, in writing and within a period of five (5) days following the occurrence of the event. In the same communication THE TRANSFEREE must indicate the existing relationship between the event and its impossibility of complying with the investment commitment and the aspects of such an investment that would be jeopardized.

CENTROMIN will forward a written response accepting or rejecting the reasons for the cause within a period of seven (7) days after the receipt of the referred communication.

In all cases THE TRANSFEREE will make every effort to execute the investment commitment in full and without delay. At all times, THE TRANSFEREE must continue executing the contractual obligations that are not affected by said event.

As soon as the cause or causes of the suspension have disappeared, THE TRANSFEREE must inform CENTROMIN of such a fact within a period of five (5) days following their disappearance. As from the moment in which the cause or causes of the suspension disappear, the term will resume its course and the time elapsed until the moment it was suspended shall be added thereto. In such a case,

THE TRANSFEREE must immediately resume fulfillment of those aspects of the investment commitment that were affected.

CLAUSE EIGHT: LIABILITY OF THE TRANSFEREE IN ENVIRONMENTAL ISSUES

Upon exercising the option for the transfer of the Concessions, THE TRANSFEREE hereby declares that it is aware of the legal regulations in force on environmental control applicable to the mining industry and assumes the following responsibilities:

a)	Mitigation and control of earth movement, effluents, tailings, residues and emissions generated in the Concessions, areas and facilities transferred to THE TRANSFEREE and that are attributable to its activities, in accordance with the legislation in force.

b)	Treatment of the wastewater generated in the Concessions and discharged into the Kingsmill tunnel, using the facilities of the water treatment plant of the Kingsmill Tunnel to this effect. THE TRANSFEREE must pay CENTROMIN on a monthly basis as from the date of execution of this Agreement, for the operating costs of the plant, in proportion to the treatment of said wastewater, as determined by the competent authority.

If, during the development of the Toromocho Project, THE TRANSFEREE implements its own system for the collection and treatment of the wastewater of the Concessions of the Project whereby its wastewater is no longer discharged in the Kingsmill Tunnel or treated in the water treatment plant of the Kingsmill Tunnel, THE TRANSFEREE will request the competent authority to designate an inspector to verify that no wastewater generated in the areas of the Concessions of the Project, is being discharged into the Kingsmill Tunnel. Upon the verification report of the inspector has been approved by the competent authority, THE TRANSFEREE shall not pay for any operation cost of the water treatment plant of the Kingsmill Tunnel.

c)	Repair of the environmental impacts produced by the exploration and extraction activities in the Concessions attributable to CENTROMIN and its predecessors.

d)	Maintenance and monitoring of the areas repaired by CENTROMIN and transferred to THE TRANSFEREE.

e)	Claims of third persons for environmental damages attributable to the activities and operations of THE TRANSFEREE in the Concessions or caused by the noncompliance of the obligations established in this Clause.

CLAUSE NINE: RESPONSIBILITY OF CENTROMIN IN ENVIRONMENTAL ISSUES

CENTROMIN assumes responsibility for the claims of third parties due to environmental damages attributable to the activities and operations of CENTROMIN or its predecessors provided THE TRANSFEREE fulfills the obligations established in Clause Six herein. Otherwise, THE TRANSFEREE will be held liable as from the date of noncompliance thereof.

CLAUSE TEN: REPRESENTATIONS AND GUARANTEES OF CENTROMIN

10.1	CENTROMIN hereby represents that it is the exclusive holder the Concessions. Notwithstanding, it acknowledges the existence of priority rights. Furthermore, it is the owner of the Land.

10.2	CENTROMIN declares that the Concessions and the Land are duly registered.

CLAUSE ELEVEN: REPRESENTATIONS AND OBLIGATIONS OF THE TRANSFEREE

11.1	Upon exercising the option, THE TRANSFEREE assumes all the obligations and duties established by law for a concessionaire and all its corresponding obligations according to the Peruvian legislation.

11.2	Upon exercising the option, THE TRANSFEREE assumes any and all environment related legal obligations.

11.3	THE TRANSFEREE is responsible for obtaining the required authorizations to execute mining activities in the land or surface land, at its own cost and risk.

CLAUSE TWELVE: TERMINATION OF THE AGREEMENT

CENTROMIN is entitled to terminate the Transfer Agreement in the event of default of payment of the Royalties within the term established in Point 4.2.

The default will be produced if THE TRANSFEREE has failed to make such a payment upon the expiry of the established 30-day term. In this case, a notarial letter from CENTROMIN reporting the default and the automatic termination of the Agreement will suffice.

The termination of the Agreement will not entail the reimbursement of the considerations or the investments made by THE TRANSFEREE, which will remain in favor of CENTROMIN, in penalty thereof.

CLAUSE THIRTEEN: DOMICILES

13.1	For the execution of the Transfer Agreement, the Parties hereby establish the addresses consigned in the introduction to this document as their domiciles in Peru.

13.2	A change in address of any Party hereto cannot overrule the other if said change was not previously notified in writing in a notarial letter.

13.3	For the purpose of this Transfer Agreement, the communications, requests or notices shall be acknowledged as soon as they have been received at the domicile of the consignee.

CLAUSE FOURTEEN: ASSIGNMENT OF THE CONTRACTUTAL POSITION

14.1	THE TRANSFEREE may only transfer its rights in this Transfer Agreement, in whole or in part, with the prior written consent of CENTROMIN.

14.2	THE TRANSFEREE may only assign its contractual position with the written consent of CENTROMIN.

14.3	THE TRANSFEREE may assign the obligations assumed under the Transfer Agreement with the written consent of CENTROMIN.

14.4	THE TRANSFEREE grants its consent in advance for CENTROMIN to assign its contractual position in the Transfer Agreement and whenever it may deem pertinent, to assign the rights and obligations derived therefrom, in whole or in part.

CENTROMIN will notify THE TRANSFEREE of such an assignment by a notarial letter. As from the receipt of such a notice, the rights and obligations of CENTROMIN arising from the Transfer Agreement shall be assumed by the assignee.

CLAUSE FIFTEEN: APPLICABLE LAW

The Transfer Agreement shall be governed by and executed according to the Laws of the Republic of Peru.

CLAUSE SIXTEEN: SETTLEMENT OF DISPUTES

16.1	Any litigation, dispute, controversy, difference or claim, arising between the Parties related to the interpretation, performance, termination, effectiveness, nullity or validity derived from or related to the Transfer Agreement that cannot be mutually settled shall be submitted to an arbitration de jure.

16.2	There will be three (3) arbitrators, with the Parties appointing one each. The two appointed arbitrators shall appoint the third arbitrator, who will preside over the proceedings. If one of the Parties fails to appoint its arbitrator within fifteen (15) calendar days of receipt of a written request sent by the party requesting arbitration; or if within a similar term of fifteen (15) calendar days, as from the appointment of the last arbitrator, they fail to appoint the Chairman of the arbitration court, the designation of the missing arbitrator, or the designation of the Chairman of the arbitration court shall be made, upon request of any of the parties, by the National Institute of Mining, Petroleum and Energy Law.

16.3	In the event that, because of any circumstances, a substitute arbitrator is to be designated, he shall be appointed following the procedure described above for the designation of arbitrators.

16.4	The National Institute of Mining, Petroleum and Energy Law shall supervise the arbitration proceeding and the Parties hereto submit to the Arbitration regulations of said Institute, which shall apply in all matters that do not contravene the resolutions adopted in this clause.

16.5	The arbitration shall be carried out in the City of Lima, in the Spanish language.

16.6	The Parties hereby waive their right to file an appeal against the award.

16.7	For any intervention of the regular judges and courts in the arbitration proceeding, the Parties hereby expressly submit to the jurisdiction of the courts and judges of the city of Lima, waiving the jurisdiction of their domiciles.

16.8	The beginning and continuation of an arbitration proceeding does not preclude the Parties from continuing to comply with the obligations of the Transfer Agreement. During the development of the arbitration proceeding, the Parties shall continue to meet their contractual obligations as far as possible.

16.9	The Parties hereby resolve that in no case whatsoever, may the arbitrators suspend the performance of the Transfer Agreement or the fulfillment of the obligations stipulated therein, while the arbitration proceeding is in process, except for those obligations subject to arbitration.

CLAUSE SEVENTEEN: COSTS AND TAXES

17.1	The expenses incurred as a result of the conversion of this preliminary agreement of the Transfer Agreement into a Notarially Recorded Instrument and its registration in the Public Mining Records Office and in the Real Estate Registry, shall be borne by THE TRANSFEREE.

17.2	The TRANSFEREE shall bear the cost of any and all taxes levied on any legal act included in this document.

CLAUSE EIGHTEEN: INTERPRETATION OF THE AGREEMENT

18.1	The Transfer Agreement has been written in Spanish and consequently, it shall be interpreted according to said version pursuant to the legal regulations of Peru.

18.2	The interpretation of the Transfer Agreement and all matters not expressly regulated therein, shall be governed by the following instruments:

a)	The economic proposal of THE TRANSFEREE

b)	The answers to the consultations officially furnished by THE COMMITTEE to the shortlisted companies.

c)	The Bidding Terms and Conditions of the International Public Bidding for the Promotion of Private Investment in the Toromocho Mining Project.

18.3	The headings of the clauses used in the Transfer Agreement are merely illustrative, for reference only and shall have no effect on its interpretation.

18.4	All references made in the Transfer Agreement to a clause or point refer to the clause or point of the Transfer Agreement. References made in the Transfer Agreement to a clause include all the points within said clause and those references made to a point include all its paragraphs.

CLAUSE NINETEEN: GUARANTEE

PERU COPPER SYNDICATE LTD undertakes to jointly guarantee the fulfillment of each and every one of the contractual and legal obligations assumed by THE TRANSFEREE as a result of the Transfer Agreement. Consequently, PERU COPPER SYNDICATE LTD., a

company organized and existing according to the laws of the Cayman Islands, hereby enters this Agreement, acting by and through Luis Jose BAERTL JOURDE, as per power of attorney registered in Entry 11532465 of the Registry of Companies of the Public Records Office in and for Lima.

The settlement of disputes with the latter in relation to the Transfer Agreement shall be governed by Clause Sixteen herein.

You are hereby requested, Mr. Notary Public, to add the clauses provided for by law, taking care to serve the relevant notices to the Public Records Office for registration thereof.

Lima,                      2003

INSERT

EXHIBIT T1

BUILDINGS AND LANDS

#	Drawing	Location Name	Predominant Material	Description	Area/C M2

CAJONCILLO

1	MM - 01	Block # 01	Concrete block, voided slab	3 floors, 6 apts. with 2 & 3 br.	413.10

2	MM - 01	Block # 02	Concrete block, voided slab	3 floors, 6 apts. with 2 & 3 br.	413.10

3	MM - 01	Block # 03	Concrete block, voided slab	3 floors, 6 apts. with 2 & 3 br.	413.10

4	MM - 01	Block # 04	Concrete block, voided slab	3 floors, 6 apts. with 2 & 3 br.	413.10

5	MM - 01	Block # 05	Concrete block, voided slab	3 floors, 6 apts. with 2 & 3 br.	413.10

6	MM - 01	Block # 06	Concrete block, voided slab	3 floors, 6 apts. with 2 & 3 br.	413.10

7	MM - 01	Block # 07	Concrete block, voided slab	3 floors, 6 apts. with 2 & 3 br.	413.10

8	MM - 01	Block # 08	Concrete block, voided slab	3 floors, 6 apts. with 2 & 3 br.	413.10

9	MM - 01	# E	Concrete block, voided slab		423.72

10	MM - 01	Block # F	Concrete block, voided slab	3 floors, 6 apts. with 2 & 3 br.	423.72

11	MM - 01	Block # G	Concrete block, voided slab	3 floors, 6 apts. with 2 & 3 br.	423.72

12	MM - 01	Public Pre-School 3009 (closed)	Concrete block, voided slab	1 floor, 2 classrooms and administration	205.32

13	MM - 01	Sports court 1	Concrete slab		450.00

14	MM - 01	Tintaycocha office and workshop	Concrete block, corrugated iron	1 floor	273.36

MARIA

1	MM - 01	Central House	Adobe wall, corrugated iron	1 floor, 21 houses, 23 rooms	565.04

2	MM - 01	Sports court	Concrete block		545.47

3	MM - 01	Latrine 1	Corrugated iron, wood	1 floor, turkish	10.24

4	MM - 01	Chapel, Grotto	Concrete blocks, corrugated iron	1 floor	10.16

5	MM - 01	House-store	Concrete blocks, corrugated iron	1 floor	40.00

#	Drawing	Location Name	Predominant Material	Description	AREA/ C M2

MACHINESHOP

1	MM - 01	Army headquarters	Concrete blocks, corrugated iron	1 floor	137.25

SAN FRANCISCO

1	MM - 01	Alley # 2	Adobe wall, corrugated iron	1 floor, 2 rooms	61.07

2	MM - 01	Alley # 2	Adobe wall, corrugated iron	1 floor, 2 houses, 6 rooms	145.68

SAN PEDRO

1	MM - 01	Alley # 1	Adobe wall, corrugated iron	1 floor, 6 houses, 18 rooms	337.68

2	MM - 01	Alley # 1	Adobe wall, corrugated iron	1 floor, 6 houses, 18 rooms	778.94

3	MM - 01	Alley # 1	Adobe wall, corrugated iron	1 floor, 6 houses, 18 rooms	682.49

4	MM - 01	Bathrooms	Adobe wall, corrugated iron	1 floor, showers and toilets	151.70

5	MM - 01	Showers	Concrete blocks, corrugated iron	1 floor, showers	150.22

6	MM - 01	Latrine	Corrugated iron, wood	1 floor, turkish type toilets	5.70

CENTRAL SHAFT

1	MM - 01	Accounting office	Corrugated iron, wood	1 floor	188.07

2	MM - 01	Sample store room	Corrugated iron, wood	1 floor	347.00

3	MM - 01	Toromocho office	Corrugated iron, wood	1 floor	43.00

TUCTO

1	MM - 01	Service room, House #1	Concrete blocks, corrugated iron	1 floor	40.95

2	MM - 01	House #1	Adobe walls, rubber paper	2 floors, 4 bedrooms	570.73

3	MM - 01	Garage, House	Concrete blocks,	1 floor	50.40
		# 1	corrugated iron

4	MM-01	House # 2	Adobe walls, rubber paper	1 floor, 3 bedrooms	158.88

5	MM-01	House # 3	Adobe walls, rubber paper	1 floor, 3 bedrooms	160.67

6	MM-01	House # 4	Adobe walls, rubber paper	1 floor, 3 bedrooms	134.56

7	MM-01	House # 5	Adobe walls, rubber paper	1 floor, 2 bedrooms	165.18

8	MM-01	House # 9	Adobe walls, rubber paper	1 floor, 2 bedrooms	246.68

9	MM-01	House # 10	Adobe walls, rubber paper	1 floor, 2 bedrooms	153.12

10	MM-01	House # 11	Adobe walls, rubber paper	1 floor, 1 bedrooms	105.78

11	MM-01	House # 12	Adobe walls, rubber paper	1 floor, 2 bedrooms	171.70

22	MM-01	House # 13	Prefabricated rubber paper	1 floor, 4 bedrooms	173.69

13	MM-01	House # 14	Adobe walls, rubber paper	1 floor, 1 bedrooms	127.17

14	MM-01	House # 15	Adobe walls, rubber paper	1 floor, 3 bedrooms	175.05

15	MM-01	House # 17	Adobe walls, rubber paper	1 floor, 2 bedrooms	113.85

16	MM-01	House # 18	Adobe walls, rubber paper	1 floor, 3 bedrooms	144.87

17	MM-01	Apartment D7	Adobe walls, rubber paper	1 floor, 9 bedrooms	288.84

18	MM-01	Apartment D and C	Adobe walls, rubber paper	1 floor, 4 bedrooms	167.52

19	MM-01	2-floor apartment	Adobe walls, rubber paper	2 floors, 11 bedrooms	413.02

20	MM-01	Apartment A	Adobe walls, rubber paper	1 floor, 3 bedrooms	135.00

21	MM-01	Apartment F	Adobe walls, rubber paper	1 floor, 3 bedrooms	92.35

22	MM-01	Hotel B-2	Adobe walls, rubber paper	1 floor	99.93

23	MM-01	Dining room/store	Adobe walls, rubber paper	1 floor	263.90

24	MM-01	Bowling	Adobe walls, rubber paper	1 floor, game room	132.38

25	MM-01	Laundry	Adobe walls, rubber paper	1 floor	169.36

26	MM-01	Tucto Social Club	Adobe walls, rubber paper	2 floors, bar, game room, kitchen	582.76

27	MM-01	Warehouse – Rear	Corrugated iron, wood	1 floor	20.00

28	MM-01	Racquetball court	Concrete slab	1 floor	313.87

29	MM-01	Garage Club	Corrugated iron, wood	1 floor, arbor	100.80

30	MM-01	Garages 1	Corrugated iron, wood	1 floor, arbor	75.40

31	MM-01	Garages 2	Corrugated iron, wood	1 floor, arbor	112.55

32	MM-01	Sports court	Concrete slab		704.90

33	MM-01	Alley J-1	Adobe wall, corrugated iron	1 floor	216.66

34	MM-01	Alley R	Adobe wall, corrugated iron	1 floor	58.47

35	MM-01	Alley S	Adobe wall, corrugated iron	1 floor	46.60

36	MM-01	Control booth	Concrete blocks, voided slab	2 floors	20.72

GOLF

1	MM-01	House # 23	Concrete blocks, corrugated iron	1 floor	192.14

2	MM-01	House # 24	Concrete blocks, corrugated iron	1 floor	192.14

3	MM-01	House # 25	Concrete blocks, corrugated iron	1 floor	192.14

4	MM-01	House # 26	Concrete blocks, corrugated iron	1 floor	115.53

5	MM-01	House # 27	Concrete blocks, corrugated iron	1 floor	115.53

6	MM-01	Golf Club	Corrugated iron, wood	1 floor	304.70

7	MM-01	Garages - Golf	Corrugated iron, wood	1 floor	77.41

8	MM-01	School 31780	Concrete blocks, voided slab	3 floors	842.67

9	MM-01	Service room	Concrete blocks, corrugated iron	1 floor	21.74

INSERT

EXHIBIT T2

LICENSE FOR THE USE OF WATER

Water sources	Santo Toribio Spring

Volume	10 liters per second

Use	Domestic

License Resolution	Administrative Resolution 094-2002-INRENA-DGAS-ATDRM

Date     October 25, 2002

INSERT

EXHIBIT T3

CONTRACT FOR THE RIGHT OF USE, SURFACE AND EASEMENT

You are hereby requested Mr. TOLEDO acting as Attorney at Law and Notary Public in and for Lima to enter in your Registry of Deeds one evidencing the Establishment of the Right of Use, Surface and Easement granted by EMPRESA MINERA DEL CENTRO DEL PERU S.A., hereinafter CENTROMIN, identified by Tax ID Number (RUC) 20100176531, registered with Entry 1, on Page 423, Volume IV of the Registry of Contracting Companies and Other Legal Entities of the Public Mining Records Office in and for Lima, with principal place of business at Javier Prado 2155, District San Borja, Province and Department of Lima, acting by and through Roberto ROTA BISSO, identified by National Identity Card (DNI) 10306713, duly authorized by the Resolution 24-2003 adopted by the Board of Directors on May 8, 2003, which you, Mr. Notary, are hereby requested to insert; in favor of EMPRESA MINERA NATIVIDAD S.A., hereinafter THE COMPANY, with Tax ID Number (RUC) 20506481253, registered with Entry 0001, Card 11511382 of the Registry of Companies of the Public Records Office in and for Lima and El Callao, Lima Office, with principal place of business at Av. De la Poesía 155, San Borja, Lima, acting by and through its General Manager Antonio CORNEJO FARFAN, identified by National Identity Card (DNI) 21245447 as per power of attorney granted by Resolution 02-2003 dated May 23, 2003 adopted by the Shareholders’ Meeting of THE COMPANY, which you are hereby requested to insert.

Participating in this Contract is: AGENCIA DE PROMOCIÓN DE LA INVERSIÓN PRIVADA – PROINVERSIÓN, with Tax Id Number (RUC) 20380799643, with principal place of business at Av. Paseo de la Republica con Av. Canaval Moreyra, Edificio Petro Peru. San Isidro, acting by and through its Executive Director Luis GUIULFO ZENDER, identified by National Identity Card (DNI) 08804174, as established by Ministerial Resolution 407-2002-EF/10, hereinafter PROINVERSIÓN.

The Contract is signed in the following terms and conditions:

INTRODUCTION

I.	CENTROMIN a state-owned company engaged mainly in mining activities.

II.	THE COMPANY is engaged in all kinds of mining activities.

III.	CENTROMIN and THE COMPANY shall be jointly referred to as the Parties.

IV.	The rights conferred by this Contract shall be referred to as the Established Rights.

V.	The following Exhibits, duly signed by the Parties, form an integral part of this Contract.

Exhibit 1:	List of Land and Buildings in Use

Exhibit 2:	Easement for Tailings Pipe.

Exhibit 3:	List of Works for the Right of Way through the Central Shaft

CLAUSE ONE: RECITALS

CENTROMIN is the owner of the properties (surface areas and/or constructions) located in the District of Morococha, Province of Yauli, Department of Junin, described in Exhibit 1 to this Contract, giving details of their dimensions and identification with the pertinent registration information.

It is hereby fully established that the Ownership Rights over the properties referred to in Exhibit 1 belong, solely and exclusively, to CENTROMIN who is entitled, unrestrictedly, to transfer them to the new holder of the mining rights of the Toromocho Project.

CLAUSE TWO: PROPERTIES SUBJECT TO THE RIGHT OF USE

2.1	According to Article 999 and following of the Civil Code, CENTROMIN establishes the Right of Use over the properties (surface areas and/or constructions) referred to in Exhibit 1 in favor of THE COMPANY for its use and enjoyment.

In addition, THE COMPANY shall be entitled to lease, reform or demolish, in whole or in part, the existing buildings and fixed installations in the properties subject matter of this Right of Use, as well as to execute new construction works.

2.2	The Right of Use granted in favor of THE COMPANY will have full force and effect during the useful life of the mining operations for the development of the Toromocho Project. Thus, the term shall be subject to the interests of the Toromocho Project and CENTROMIN may terminate this Contract.

In this case, the procedures undertaken to obtain the required licenses, permits, administrative, municipal or any other type of authorizations shall be at the expense of THE COMPANY, without prejudice to the commitment of CENTROMIN to collaborate in their obtainment.

CLAUSE THREE: RIGHTS OF SURFACE

3.1	Pursuant to the provisions set forth in Article 1030 and other pertinent provisions of the Civil Code, CENTROMIN hereby establishes in favor of THE COMPANY the Rights of Surface over the properties referred to in Exhibit 1, whereby THE COMPANY will be entitled to carry out, hold and exploit the constructions of its exclusive property separately, above or below the surface of the land during the validity of this Contract.

3.2	The rights of surface established in favor of THE COMPANY will have the validity fixed in Point 2.2, Clause Two to this Contract.

Upon expiry of the validity term, all the buildings raised in the real estate properties described in Point 3.1 shall automatically belong to CENTROMIN, without requiring to pay THE COMPANY for such constructions. Such a transfer shall become effective pursuant to the provisions set forth in Point 6.2, Clause Six of this Contract.

3.3	THE COMPANY shall bear the costs incurred in the procedures undertaken to obtain licenses, permits, administrative, municipal or any other kind of authorizations required for the construction works that it may execute in the exercise of the rights of surface shall be borne without prejudice to the commitment of CENTROMIN to collaborate in their obtainment.

CLAUSE FOUR: RIGHT OF EASEMENT

4.1	CENTROMIN grants right of easement to THE COMPANY over the properties and/or infrastructure referred to in Exhibits 2 and 3 with the purpose of guaranteeing the operation of the mining activities of THE COMPANY and its access and circulation to the mining works and the surface. To this effect, CENTROMIN will grant the necessary facilities, provided they do not interfere in the development of the Toromocho Project.

4.2	The valid term and/or conditions of the right of easement is that established in Point 2.2, Clause Two of this Contract.

4.3	The right of easement obliges CENTROMIN to:

a)	Tolerate the operation of the properties included in Exhibits 2 and 3.

b)	Provide all the facilities required for the maintenance works including the cleaning, repair, replacement and installation of additional structures that may be necessary, at the expense of THE COMPANY.

The rights contained in this point 4.3 shall be granted without interfering in the development of the Toromocho Project or disturbing the areas repaired by CENTROMIN.

CLAUSE FIVE: CONSIDERATION

According to the provisions set forth in Point 3.2.1, Clause Three of the Share Transfer Agreement entered into by CENTROMIN and SOCIEDAD MINERA CORONA S.A., with the participation of THE COMPANY and PROINVERSION, the consideration of the right of use, surface and easement established in this Contract (hereinafter the Established Rights), is covered by the quarterly payment for the Environmental Health Fund of CENTROMIN, to be made by SOCIEDAD MINERA CORONA S.A., in its capacity as the buyer of the shares of THE COMPANY.

CLAUSE SIX: REPRESENTATIONS AND OBLIGATIONS

6.1	THE COMPANY hereby declares and acknowledges that it is aware that the properties referred to in Exhibits 1, 2 and 3 may be affected by the development of the Toromocho Project, in which case THE COMPANY and the holder the rights of the referred Project shall grant each other the necessary facilities to execute their activities. Should they fail to reach an agreement, the interests related to the Toromocho Project shall prevail and CENTROMIN may terminate the Contract.

6.2	Upon expiry of the term of the Established Rights conferred in this Contract or should they lapse, pursuant to the provisions set forth in this document or in the law, THE COMPANY must reinstate the properties delivered in use and all buildings constructed as a result of the granted rights of surface to CENTROMIN no later than fifteen (15) calendar days after the expiry of the term of the rights or the receipt of the notarial letter requested their delivery from CENTROMIN as the case may be. In this regard, the right of easement granted in this Contract shall be rendered ineffective. The reinstatement shall be executed in strict observance of the provisions established in Point 6.3.

The improvements made to the properties described in Exhibits 1. 2 and 3, whichever their nature, shall remain in benefit of the properties themselves and of CENTROMIN or its replacement, without generating an obligation to reimburse its value, provided that they comply with the provisions established in Point 6.3

6.3	The environmental responsibility related to the properties referred to in Exhibits 1, 2 and 3 is subject to the provisions contained in Clause Four of the Share Purchase Agreement of the EMPRESA MINERA NATIVIDAD S.A. entered into by CENTROMIN and SOCIEDAD MINERA CORONA S.A. THE COMPANY previously undertakes to coordinate with CENTROMIN with respect to the properties referred to in Exhibits 1, 2 and 3 for their inclusion in the Environmental Repair and or Closure Plan under its management.

6.4	The rights of surface established in favor of THE COMPANY, pursuant to Clause Three, does not necessarily entail an obligation of THE COMPANY to build.

6.5	THE COMPANY is entitled to enter into any contract with third parties with respect to the real estate properties described in Clause One of this Contract, which its capacity as the user and rightful surface owner it is allowed to do. Notwithstanding, the validity of said contracts may not exceed the term established for THE COMPANY to exercise such rights.

6.6	The rights granted to THE COMPANY are transmittable to third persons prior authorization from CENTROMIN or its replacement.

6.7	THE COMPANY will assume the responsibility of repairing the damages and losses derived from any event in the flow line of the tailings subject matter of the right of easement, that may affect the environment and/or property of CENTROMIN or its replacement.

6.8	THE COMPANY undertakes to allow and facilitate the transit of CENTROMIN, THE TRANSFEREE or the holder of the Toromocho Project, along the roads leading to the Central Shaft, comprised in the surface areas referred to in Point 2.1, Clause Two of this Contract, as well as the use, free of charge, of the infrastructure of said shaft to transport staff and exploration or analogous equipment to the Concessions of the referred Project.

The facilities referred to in this point shall be granted by THE COMPANY during the validity of this Contract.

CLAUSE SEVEN: TERMINATION OF THE ESTABLISHED RIGHTS

7.1	THE COMPANY undertakes before CENTROMIN to develop its activities on the properties listed in Exhibit 1. observing the legal environmental provisions for which it shall be entirely and exclusively responsible.

If THE COMPANY develops activities that cause or may cause the deterioration of the environment, it undertakes to incorporate the latest scientific and technological methods to reduce and eliminate the contaminating or destabilizing effects.

7.2	The Established Rights terminate if THE COMPANY is sanctioned by the competent Mining Authority due to the violation of the environmental standards with:

7.2.1	The prohibition or restriction of the activity that causes the violation.

7.2.2	Partial, total or permanent shutdown of the premises or establishment where the activity that produced the violation is carried out; or

7.2.3	The cancellation of the operating license, permit, concession or any other authorization, as the case may be.

7.3	It is hereby established, according to Point 3.2.4 of the Share Purchase Agreement entered into by CENTROMIN and SOCIEDAD MINERA CORONA S.A. with the participation of THE COMPANY and PROINVERSION that, if after the execution of the guarantee (Letter of Guarantee) granted by SOCIEDAD MINERA CORONA S.A., it fails to replace and/or renew it within a maximum term of fifteen (15) business days, CENTROMIN will terminate the Established Rights granted to THE COMPANY, terminating the Contract and filing the relevant legal action for the damages and losses resulting from the noncompliance of the obligation.

In this event, the improvements of any nature, introduced in the properties described in Exhibits 1, 2 and 3 shall remain to the benefit of CENTROMIN, with no obligation to reimburse.

7.4	Should THE COMPANY attempt to waive the Established Rights granted herein, it must communicate its decision to CENTROMIN or its replacement, by a notarial letter, within a period of no less than three (3) months as at the effective date of the waiver.

It is understood that the waiver, in whole or in part, by THE COMPANY, of the Rights Established in this Contract does not affect the obligations and/or responsibilities established in Clause Five and in Point 6.3, Clause Six of this Contract, as well as the obligations and responsibilities derived from the Share Purchase Agreement of the EMPRESA MINERA NATIVIDAD S.A.

CLAUSE EIGHT: SETTLEMENT OF DISPUTES

Any litigation, dispute, controversy, difference or claim, arising between the Parties related to the interpretation, performance, termination, effectiveness, nullity or validity derived from or related to this Contract that cannot be mutually settled shall be submitted to an arbitration de jure.

There will be three (3) arbitrators, with the Parties appointing one each. The two appointed arbitrators shall appoint the third arbitrator, who will preside over the proceedings. If one of the parties fails to appoint its arbitrator within fifteen (15) calendar days of receipt of a written request sent by the party requesting arbitration; or if within a similar term of fifteen (15) calendar days, as from the appointment of the last arbitrator, they fail to appoint the Chairman of the arbitration court, the designation of the missing arbitrator, or the designation of the Chairman of the arbitration court shall be made, upon request of any of the parties, by the National Institute of Mining, Petroleum and Energy Law.

In the event that, because of any circumstances, a substitute arbitrator is to be designated, he shall be appointed following the procedure described above for the designation of arbitrators.

The National Institute of Mining, Petroleum and Energy Law shall supervise the arbitration proceeding and the Parties hereto submit to the Arbitration regulations of said Institute, which shall apply in all matters that do not contravene the resolutions adopted in this clause.

The arbitration shall be carried out in the City of Lima.

The Parties hereby waive their right to file an appeal against the award.

For any intervention of the regular judges and courts in the arbitration proceeding, the Parties hereby expressly submit to the jurisdiction of the courts and judges of the city of Lima, waiving the jurisdiction of their domiciles.

CLAUSE NINE: TAXES AND SERVICES

9.1	THE COMPANY undertakes to punctually pay CENTROMIN or its replacement, prior delivery by the latter to THE COMPANY of the receipts or liquidations, the property tax with respect to the properties listed in Exhibits 1, 2 and 3. Such payments shall not be reimbursed by CENTROMIN who will be responsible for the presentation of the Tax Return of Property Tax.

THE COMPANY must deliver the payment voucher of said tx to CENTROMIN or its replacement.

9.2	THE COMPANY undertakes to punctually pay all other municipal taxes and rights created or to be created as at the date of execution of this Contract, prior delivery, by CENTROMIN to THE COMPANY, of the receipts or liquidations affecting the properties listed in Exhibits 1, 2 and 3. Furthermore, THE COMPANY shall be responsible for the payment of the power and water consumption related to said properties. Such payments shall not be reimbursed by CENTROMIN.

9.3	The Taxes arising from the transfer of the construction works carried out by THE COMPANY in favor of CENTROMIN by virtue of the rights of surface consigned in Clause Three of this Contract, at the end of the term established in Point 3.2 of the referred Clause, shall be borne by the party who, pursuant to the legal provisions in force at the time, is liable to the payment of said tax.

CLAUSE TEN: MINING EASEMENTS AND ELECTRIC PIPING

CENTROMIN and THE COMPANY undertake to respect the terms of the Mining Easement Contracts that CENTROMIN may have entered into with the companies SOCIEDAD MINERA CORONA S.A. and SOCIEDAD MINERA AUSTRIA DUVAZ S.A. and the electric power supply companies, provided such Contracts are kept in force as at the date of execution of this document.

CLAUSE ELEVEN: ASSIGNMENT OF CONTRACTUAL POSITION

CENTROMIN may assign its position in this contract to the new holder of the mining rights of the Toromocho Project. Consequently, THE COMPANY hereby consents to the assignment of its contractual position that CENTROMIN may execute with no limitation or objection whatsoever.

The Assignment of the Contractual Position shall be notified by CENTROMIN to THE COMPANY by a notarial letter within a period of no more than fifteen (15) days after its execution.

It is understood that the Assignment referred to in this point does not produce an indemnity or right for the parties to this contract.

CLAUSE TWELVE: DOMICILE

12.1	For the performance of this Contract, the Parties hereby establish the addresses consigned in the introduction part to this document as their domiciles in Peru.

12.2	A change in address of any Party hereto cannot overrule the other if said change was not previously notified in writing in a notarial letter forwarded five (5) business days in advance.

12.3	For the purpose of this Contract, the communications, requests or notices shall be acknowledged as soon as they have been received at the domicile of the consignee.

CLAUSE THIRTEEN: COSTS

The expenses incurred as a result of the conversion of this preliminary agreement of the Contract into a Notarially Recorded Instrument and its registration in the Public Records Office shall be borne by THE COMPANY, including the original instrument for CENTROMIN.

You are hereby requested, Mr. Notary Public, to add the clauses provided for by law, taking care to serve the relevant notices to the Public Records Office in and for Lima.

Lima, May 28, 2003

INSERT

EXHIBIT 1

LAND AND BUILDINGS IN USE

LIST OF LANDS GRANTED IN USE

LANDS OF THE CONCENTRATING PLANT

SURFACE AREA			10.2373	Ha.
PERIMETER			1544.36	Mt.

	UTM COORDINATES		DISTANCE	SIDE
SLOPE	EAST	NORTH
1	375841.03	8717990.88
2	375851.75	8717956.13	36.37	1-2
3	375765.84	8717929.82	89.85	2-3
4	375757.00	8717958.26	29.78	3-4
5	375711.25	8717944.14	47.88	4-5
6	375726.24	8717913.79	33.98	5-6
7	375712.29	8717920.51	15.76	6-7
8	375701.13	8717918.29	11.38	7-8
9	375695.54	8717918.07	5.59	8-9
10	375688.92	8717920.94	7.22	9-10
11	375664.66	8717929.76	25.81	10-11
12	375441.96	8717861.04	233.06	11-12
13	375350.63	8718156.98	309.71	12-13
14	375617.94	8718239.47	279.75	13-14
15	375662.13	8718096.27	149.86	14-15
16	375709.86	8718111.01	49.95	15-16
17	375733.43	8718034.63	79.93	16-17
18	375752.13	8718040.40	19.57	17-18
19	375753.79	8718016.58	23.88	18-19
20	375806.89	8718015.17	53.12	19-20
1	375841.03	8717990.88	41.90	20-1

CENTRAL SHAFT OUTER BELT LAND

SURFACE AREA			4.2023	Ha.
PERIMETER			1011.07	Mt.

	UTM COORDINATES		DISTANCE	SIDE
SLOPE	EAST	NORTH
1	375373.76	8717620.62
2	375295.21	8717602.11	80.70	1-2
3	375262.31	8717598.20	33.13	2-3
4	375261.27	8717590.37	7.90	3-4
5	375286.51	8717572.91	30.69	4-5
6	375292.64	8717574.01	6.24	5-6
7	375312.99	8717563.50	22.94	6-7
8	375312.25	8717520.62	42.89	7-8
9	375378.04	8717471.12	82.33	8-9
10	375404.47	8717506.25	43.96	9-10
11	375511.80	8717501.63	107.43	10-11
12	375668.06	8717581.63	175.55	11-12
13	375638.64	8717664.15	87.61	12-13

14	375621.26	8717681.75	24.74	13-14
15	375593.20	8717672.45	29.56	14-15
16	375546.32	8717637.81	58.29	15-16
17	375538.24	8717639.80	8.32	16-17
18	375484.58	8717617.95	57.94	17-18
1	375373.76	8717620.62	110.85	18-1

CENTRAL SHAFT INNER BELT LAND

SURFACE AREA			0.0736	Ha.
PERIMETER			134.46	Mt.

	UTM COORDINATES		DISTANCE	SIDE
SLOPE	EAST	NORTH
1	375421.33	8717552.76
2	375472.34	8717568.32	53.33	1-2
3	375468.27	8717581.89	14.17	2-3
4	375417.24	8717565.47	53.61	3-4
1	375421.33	8717552.76	13.35	4-1

NET AREA : 4,2023 Hectares – 0,0736 Hectares = 4,1287 Hectares

LABORATORY LAND

SURFACE AREA			0.0686	Ha.
PERIMETER			105.12	Mt.

	UTM COORDINATES		DISTANCE	SIDE
SLOPE	EAST	NORTH
1	375453.85	8717751.54
2	375477.89	8717748.34	24.25	1-2
3	375481.62	8717776.40	28.31	2-3
4	375457.58	8717779.60	24.25	3-4
1	375453.85	8717751.54	28.31	4-1

COMPRESSOR LAND

SURFACE AREA			0.1686	Ha.
PERIMETER			176.03	Mt.

	UTM COORDINATES		DISTANCE	SIDE
SLOPE	EAST	NORTH
1	376162.71	8717720.12
2	376201.72	8717732.54	40.94	1-2
3	376199.96	8717738.08	5.81	2-3
4	376210.00	8717741.27	10.53	3-4
5	376227.86	8717707.57	38.14	4-5
6	376195.98	8717696.52	33.74	5-6
7	376168.36	8717702.37	28.23	6-7
1	376162.71	8717720.12	18.63	7-1

POWDER MAGAZINE LAND

SURFACE AREA			2.6863	Ha.
PERIMETER			674.16	Mt.

	UTM COORDINATES		DISTANCE	SIDE
SLOPE	EAST	NORTH
1	377091.03	8718410.83
2	377100.91	8718109.26	10.00	1-2
3	377118.66	8718398.83	20.59	2-3
4	377174.43	8718343.54	78.53	3-4

5	377234.42	8718290.95	79.78	4-5
6	377268.64	8718267.36	41.56	5-6
7	377272.93	8718264.31	5.26	6-7
8	377274.64	8718260.15	4.50	7-8
9	377274.94	8718257.81	2.36	8-9
10	377272.86	8718255.35	3.22	9-10
11	377269.59	8718252.91	4.08	10-11
12	377265.30	8718250.97	4.71	11-12
13	377249.01	8718249.25	16.38	12-13
14	377236.58	8718246.74	12.68	13-14
15	377199.81	8718233.50	39.08	14-15
16	377137.80	8718233.73	62.01	15-16
17	377118.86	8718235.99	19.07	16-17
18	377117.39	8718238.39	2.81	17-18
19	377070.26	8718248.80	48.27	18-19
20	377049.23	8718257.22	22.65	19-20
21	377029.94	8718271.26	23.86	20-21
22	377017.85	8718207.07	37.80	21-22
23	377016.60	8718325.27	18.24	22-23
24	377050.51	8718384.39	68.15	23-24
25	377069.32	8718399.11	23.89	24-25
1	377091.03	8718410.83	24.67	25-1

LOWER NATIVIDAD CAMPSITE LAND

SURFACE AREA			2.0939	Ha.
PERIMETER			643.12	Mt.

	UTM COORDINATES		DISTANCE	SIDE
SLOPE	EAST	NORTH
1	376109.88	8717594.23
2	376112.07	8717606.05	12.02	1-2
3	376219.67	8717627.43	109.70	2-3
4	376322.20	8717475.78	183.06	3-4
5	376316.75	8717416.86	59.17	4-5
6	376305.09	8717426.35	15.03	5-6
7	376259.74	8717449.46	50.90	6-7
8	376201.06	8717483.65	67.91	7-8
9	376183.02	8717495.06	21.35	8-9
10	376167.10	8717511.99	23.24	9-10
11	376149.76	8717539.13	32.21	10-11
12	376140.46	8717557.53	20.62	11-12
13	376120.38	8717584.28	33.45	12-13
1	376109.88	8717594.23	14.47	13-1

MARIA CENTRAL SHAFT LAND

SURFACE AREA			0.3240	Ha.
PERIMETER			259.19	Mt.

	UTM COORDINATES		DISTANCE	SIDE
SLOPE	EAST	NORTH
1	376969.61	8717111.89
2	376967.02	8717095.03	17.06	1-2
3	376982.02	8717092.73	15.18	2-3

4	376979.71	8717077.67	15.24	3-4
5	377009.90	8717073.04	30.54	4-5
6	377009.17	8717068.27	4.83	5-6
7	377012.40	8717067.78	3.27	6-7
8	377012.19	8717066.38	1.42	7-8
9	377026.36	8717064.20	14.34	8-9
10	377027.52	8717071.83	7.72	9-10
11	377032.58	8717076.04	6.58	10-11
12	377041.05	8717131.29	55.90	11-12
13	376989.97	8717127.02	51.26	12-13
14	376987.23	8717109.18	18.05	13-14
1	376969.61	8717111.89	17.83	14-1

UPPER NATIVIDAD CAMPSITE LAND

SURFACE AREA			1.1131	Ha.
PERIMETER			623.76	Mt.
UTM COORDINATES

SLOPE	EAST	NORTH	DISTANCE	SIDE
1	376105.52	8717570.76
2	376123.40	8717546.93	29.79	1-2
3	376132.36	8717529.21	19.86	2-3
4	376151.25	8717499.65	35.08	3-4
5	376170.18	8717479.51	27.64	4-5
6	376190.67	8717466.55	24.24	5-6
7	376250.15	8717431.90	68.84	6-7
8	376294.11	8717409.49	49.34	7-8
9	376310.03	8717396.54	20.52	8-9
10	376312.11	8717393.24	3.90	9-10
11	376183.99	8717412.73	129.59	10-11
12	376087.17	8717469.91	112.44	11-12
1	376105.52	8717570.76	102.51	12-1

MARIA CAMPSITE LAND

MARIA CAMPSITE LAND			0.2223	Ha.
PERIMETER			264.97	Mt.
UTM COORDINATES

SLOPE	EAST	NORTH	DISTANCE	SIDE
1	377001.67	8717182.95
2	377015.95	8717166.68	21.65	1-2
3	377017.70	8717150.40	16.37	2-3
4	377042.08	8717153.02	24.52	3-4
5	377040.33	8717169.30	16.37	4-5
6	377035.85	8717182.97	14.39	5-6
7	377020.47	8717186.58	15.80	6-7
8	377007.51	8717253.70	68.36	7-8
9	376988.71	8717250.07	19.15	8-9
1	377001.67	8717182.95	68.36	9-1

MIGUEL GRAU SCHOOL LAND

SURFACE AREA			0.0958	Ha.
PERIMETER			136.80	Mt.

UTM COORDINATES
SLOPE	EAST	NORTH	DISTANCE	SIDE
1	377024.64	8716742.54
2	377043.79	8716739.82	19.34	1-2
3	377037.01	8716691.44	48.85	2-3
4	377017.27	8716694.47	19.97	3-4
1	377024.64	8716742.54	48.63	4-1

LIST OF BUILDINGS GRANTED IN USE

BUILDINGS OF THE CONCENTRATOR PLANT

No.	LOCATION/NAME	PREDOMINANT MATERIAL	DESCRIPTION	BUILT AREA/M2

1	Control booth 1	Concrete blocks, corrugated iron	1 floor	3.23

2	Control booth 2	Concrete blocks, voided slab	1 floor	8.41

3	Concentrator plant	Metal structure, corrugated iron	1 floor	1,001.40

4	Reagents warehouse	Metal structure, corrugated iron	1 floor	40.42

5	Belts section	Metal structure, corrugated iron	1 floor	53.40

6	Secondary crusher	Metal structure, corrugated iron	1 floor	177.65

7	Lime chute	Metal structure, corrugated iron	1 floor	41.86

8	Fines chute	Metal structure, corrugated iron	1 floor	114.08

9	Primary crusher	Metal structure, corrugated iron	1 floor	112.20

10	Winch	Metal structure, corrugated iron	1 floor	13.32

11	Cable car	Metal structure, corrugated iron	1 floor	65.88

12	Samples laboratory	Masonry, corrugated iron	1 floor	84.00

13	Warehouse	Masonry, corrugated iron	1 floor	97.37

14	Zn and Cu Concentrates warehouse	Concrete, corrugated iron	1 floor	275.00

15	Filters section	Metal structure, corrugated iron	1 floor	168.00

16	Filters section	Metal structure, corrugated iron	1 floor	137.86

17	Mechanics workshop	Metal structure, corrugated iron	1 floor	147.00

18	Engine room	Metal structure, corrugated iron	1 floor	119.00

19	Pb concentrates warehouse	Concrete, corrugated iron	1 floor	121.74

20	Concentrator’s offices	Corrugated iron, wood	1 floor	280.93

21	Electric workshop	Metal structure, corrugated iron	1 floor	243.36

22	Scale	Metal structure, corrugated iron	1 floor	120.40

23	Pumps workshop	Metal structure, corrugated iron	1 floor	151.32

24	Control booth 3	Concrete blocks, voided slab	1 floor	7.56

25	Electronic scale	Concrete blocks, voided slab	1 floor	10.00

25	TOTAL			3,595.39

CENTRAL SHAFT BUILDINGS

No.	LOCATION/NAME	PREDOMINANT MATERIAL	DESCRIPTION	BUILT AREA/M2
1	Control booth 1	Concrete blocks, voided slab	1 floor	13.53

2	Control booth 2	Concrete blocks, voided slab	2 floors	17.82

3	Warehouse office and changing room	Corrugated iron, wood	1 floor	127.10

4	Office, store and workshop	Corrugated iron, wood	1 floor	219.85

5	Winch house	Adobe walls, corrugated iron	1 floor	398.13

6	Changing room, bathroom mine area	Concrete blocks, corrugated iron	1 floor	319.71

7	Mine superintendent and engineer’s office	Bricks, corrugated iron	1 floor	436.00

8	Lights house, office mine area	corrugated iron, corrugated iron	1 floor	234.61

9	Safety store room	Metal structure, corrugated iron	1 floor	153.72

10	General store	Concrete blocks, corrugated iron	1 floor	1,298.13

11	Machineshop	Metal structure, corrugated iron	1 floor	1,939.44

12	Fuel station	Corrugated iron, wood	1 floor	186.40

13	Garage	Corrugated iron, wood	1 floor	80.83

14	Drilling machines workshop	Corrugated iron, wood	1 floor	431.66

15	Changing room geologists	Corrugated iron, wood	1 floor	56.58

16	Carpentry workshop	Corrugated iron, wood	1 floor	1,568.50

16	TOTAL			7,482.01

LABORATORY BUILDING

No.	LOCATION NAME	PREDOMINANT MATERIAL	DESCRIPTION	BUILT AREA/M2
1	Laboratory	Concrete blocks, corrugated iron	1 floor	449.24

1	TOTAL			449.24

BUILDINGS OF THE COMPRESSOR PLANT

No.	LOCATION NAME	PREDOMINANT MATERIAL	DESCRIPTION	BUILT AREA/M2
1	Compressor house	Metal structure, corrugated iron	1 floor	893.53
2	Security	Bricks, corrugated iron	1 floor	12.00

2	TOTAL			905.53

POWDER MAGAZINE BUILDINGS

No.	LOCATION/NAME	PREDOMINANT MATERIAL	DESCRIPTION	BUILT AREA/M2

1	Guard’s booth	Concrete blocks, voided slab	1 floor	2.25

2	Booth gate	Concrete blocks, voided slab	1 floor	10.15

3	Ammonium nitrate warehouse	Concrete blocks, corrugated iron	1 floor	24.00

4	Fanel and fuses	Concrete blocks, corrugated iron	1 floor	24.00

5	Carnex (fuses warehouse)	Cavern	1 floor	36.00

6	Powder magazine warehouse	Cavern	1 floor	185.60

6	TOTAL			282.00

LOWER NATIVIDAD CAMPSITE BUILDINGS

No.	LOCATION/NAME	PREDOMINANT MATERIAL	DESCRIPTION	BUILT AREA/M2

1	Alley # 1	Concrete blocks, corrugated iron	1 floor, 3 houses, 3 bedrooms, 15 rooms	257.60

2	Alley # 2	Concrete blocks, corrugated iron	1 floor, 5 houses, 3 bedrooms, 25 rooms	414.43

3	Alley # 3	Concrete blocks, corrugated iron	1 floor, 4 houses, 3 bedrooms, 19 rooms	413.00

4	Alley # 4	Concrete blocks, corrugated iron	1 floor, 3 houses, 3 bedrooms, 15 rooms	262.43

5	Alley # 5	Concrete blocks, corrugated iron	1 floor, 4 houses, 3 bedrooms, 20 rooms	349.64

6	Alley # 6	Concrete blocks, corrugated iron	1 floor, 4 houses, 3 bedrooms, 20 rooms	349.64

7	Warehouse 1	Corrugated iron, wood	1 floor	60.35

8	Warehouse 2	Corrugated iron, wood	1 floor	74.00

9	Latrine 1	Corrugated iron, wood	1 floor, turkish toilet type	10.00

10	Former police force houses	Corrugated iron, wood	1 floor, houses	280.13

11	Internal protection	Adobe walls, corrugated iron	1 floor, basement	638.40

12	Teachers’ dining room	Adobe walls, corrugated iron	1 floor, 3 rooms	159.89

13	Kingsmill office, showers	Adobe walls, corrugated iron	1 floor	297.75

14	Industrial relations office and shelter	Adobe walls, corrugated iron	1 floor, 2 rooms	431.31

15	Employees’ dining room	Adobe walls, corrugated iron	1 floor	148.61

16	Sports court	Concrete slab, corrugated iron	1 floor	759.50

17	Fuel station	Concrete blocks, corrugated iron	1 floor	6.93

18	Police force	Corrugated iron	1 floor	232.75

19	Store	Adobe walls, corrugated iron	1 floor	158.00

20	Winch house and shack	Adobe walls, corrugated iron	1 floor	122.71

20	TOTAL			5,427.07

MARIA SHAFT BUILDINGS

No.	LOCATION/NAME	PREDOMINANT MATERIAL	DESCRIPTION	BUILT AREA/M2
1	Offices	Adobe walls, corrugated iron	1 floor	106.61

2	Changing room cagemen	Corrugated iron, wood	1 floor	45.54

3	Lights house	Corrugated iron, wood	1 floor	48.76

4	Winch house changing room and warehouse	Corrugated iron, wood	1 floor	131.64

5	Contractors’ offices	Adobe walls, corrugated iron	1 floor	66.44

6	Substation shack	Corrugated iron, wood	1 floor	12.24

7	Winch house	Metal structure, corrugated iron	1 floor	138.28

8	Security	Concrete blocks, voided slab	1 floor	2.85

9	Drilling machines repair shop	Metal structure, corrugated iron	1 floor	249.72

9	TOTAL			802.08

UPPER NATIVIDAD CAMPSITE BUILDINGS

No.	LOCATION/NAME	PREDOMINANT MATERIAL	DESCRIPTION	BUILT AREA/M2

1	Alley # 3	Adobe walls, corrugated iron	1 floor, houses, 3 bedroom 7 rooms	216.95

2	Alley # 6	Adobe walls, corrugated iron	1 floor, 7 houses, 1 bedroom, 20 rooms	446.44

3	Alley # 7	Adobe walls, corrugated iron	1 floor, 7 rooms	110.77

4	Alley #12	Adobe walls, corrugated iron	1 floor, 5 houses, 20 rooms	373.87

5	Alley # 25	Adobe walls, corrugated iron	1 floor, 2 houses, 5 rooms	141.28

6	Alley # 28 and 29	Adobe walls, corrugated iron	1 floor, 2 houses, 2 bedrooms, 13 rooms	207.66

7	Laundry	Concrete blocks, corrugated iron	1 floor, 20 sinks	48.28

8	Alley # 30 (former offices)	Adobe walls, corrugated iron	1 floor, former offices, 9 rooms	176.73

8	TOTAL			1,721.98

MARIA CAMPSITE BUILDING

No.	LOCATION/NAME	PREDOMINANT MATERIAL	DESCRIPTION	BUILT AREA/M2

1	Alley # 1	Bricks, corrugated iron	1 floor, 4 houses, 2 bedrooms, 12 rooms	184.32

2	Alley # 2	Bricks, corrugated iron	1 floor, 4 houses, 2 bedrooms, 12 rooms	184.32

3	Alley # 3	Bricks, corrugated iron	1 floor, 12 houses, 2 bedrooms, 36 rooms	553.54

4	Alley # 4	Bricks, corrugated iron	1 floor, 12 houses, 2 bedrooms, 36 houses	546.26

5	Latrine 2	Concrete blocks, corrugated iron	1 floor, turkish toilet type	14.80

6	Showers	Concrete blocks, corrugated iron	1 floor	57.29

6	TOTAL			1,540.53

CAJONCILLO CAMPSITE BUILDING

No.	LOCATION/NAME	PREDOMINANT MATERIAL	DESCRIPTION	BUILT AREA/M2

1	Miguel Grau school	Concrete blocks, voided slab	3 floors, 5 classrooms administration offices, toilets	1,108.50

1	TOTAL			1,108.50

INSERT

EXHIBIT 2

LAND OF TAILINGS PIPE IN EASEMENT

SURFACE AREA			3.2635	Ha.
PERIMETER			6564.13	Mt.
UTM COORDINATES

SLOPE	EAST	NORTH	DISTANCE	SIDE
1	378410.33	8718052.03
2	378351.17	8718044.60	59.62	1-2
3	378308.48	8718037.99	43.20	2-3
4	378312.36	8717999.73	38.46	3-4
5	378310.78	8717984.53	15.28	4-5
6	378303.39	8717963.83	21.98	5-6
7	378282.88	8717935.77	34.76	6-7
8	378268.96	8717905.35	33.45	7-8
9	378264.55	8717878.23	27.48	8-9
10	378280.76	8717843.43	38.39	9-10
11	378286.34	8717812.21	31.71	10-11
12	378261.13	8717768.07	50.83	11-12
13	378208.37	8717728.97	65.67	12-13
14	378177.42	8717704.28	39.59	13-14
15	378150.63	8717683.69	33.79	14-15
16	378020.40	8717600.39	154.59	15-16
17	377883.19	8717580.97	138.58	16-17
18	377815.31	8717570.01	68.76	17-18
19	377757.98	8717577.68	57.84	18-19
20	377702.28	8717575.29	55.75	19-20
21	377651.96	8717568.95	50.72	20-21
22	377623.72	8717559.63	29.74	21-22
23	377590.00	8717538.15	39.98	22-23
24	377549.22	8717526.89	42.31	23-24
25	377528.32	8717527.95	20.93	24-25
26	377476.60	8717545.88	54.74	25-26
27	377436.16	8717562.71	43.80	26-27
28	377396.81	8717581.61	43.65	27-28
29	377362.63	8717598.93	38.32	28-29
30	377343.93	8717616.04	25.35	29-30
31	377314.54	8717663.53	55.85	30-31
32	377296.11	8717679.03	24.08	31-32
33	377261.09	8717694.48	38.28	32-33
34	377211.46	8717715.90	54.06	33-34
35	377184.00	8717739.33	36.10	34-35
36	377141.19	8717750.95	44.36	35-36
37	377091.64	8717747.56	49.67	36-37
38	377086.70	8717745.66	5.29	37-38
39	377068.31	8717736.97	20.34	38-39

40	377048.55	8717725.70	22.75	39-40
41	376991.52	8717708.42	59.59	40-41
42	376950.83	8717699.06	41.75	41-42
43	376917.89	8717697.04	33.00	42-43
44	376893.23	8717696.04	24.68	43-44
45	376875.20	8717697.67	18.10	44-45
46	376799.59	8717672.36	79.73	45-46
47	376777.87	8717674.21	21.80	46-47
48	376238.78	8717786.28	550.62	47-48
49	376230.51	8717788.63	8.60	48-49
50	376085.81	8717766.63	146.36	49-50
51	375985.04	8717742.71	103.57	50-51
52	375961.86	8717750.20	24.36	51-52
53	375918.79	8717782.48	53.82	52-53
54	375879.85	8717789.34	39.54	53-54
55	375834.51	8717809.88	49.78	54-55
56	375818.72	8717821.34	19.51	55-56
57	375728.01	8717842.84	93.22	56-57
58	375676.38	8717879.11	63.10	57-58
59	375640.57	8717908.24	46.16	58-59
60	375614.19	8717914.19	27.04	59-60
61	375633.37	8717920.11	20.07	60-61
62	375645.06	8717917.47	11.98	61-62
63	375682.42	8717887.09	48.15	62-63
64	375732.18	8717852.13	60.81	63-64
65	375822.97	8717830.61	93.31	64-65
66	375839.56	8717818.57	20.50	65-66
67	375882.83	8717798.97	47.50	66-67
68	375922.88	8717791.91	40.67	67-68
69	375966.52	8717759.20	54.54	68-69
70	375985.45	8717753.09	19.89	69-70
71	376083.90	8717776.45	101.18	70-71
72	376231.15	8717798.84	148.94	71-72
73	376241.17	8717796.00	10.41	72-73
74	376779.32	8717684.12	549.66	73-74
75	376798.38	8717682.50	19.13	74-75
76	376874.01	8717707.81	79.75	75-76
77	376893.48	8717706.05	19.55	76-77
78	376917.38	8717707.03	23.92	77-78
79	376949.40	8717708.99	32.08	78-79
80	376988.94	8717718.09	40.57	79-80
81	377044.57	8717734.95	58.13	80-81
82	377063.69	8717745.85	22.01	81-82
83	377082.76	8717754.85	21.09	82-83
84	377089.45	8717757.44	7.17	83-84
85	377142.18	8717761.04	52.85	84-85
86	377188.78	8717748.39	48.29	85-86
87	377216.81	8717724.48	36.84	86-87
88	377265.09	8717703.65	52.58	87-88

89	377301.45	8717687.60	39.74	88-89
90	377322.20	8717670.15	27.11	89-90
91	377351.70	8717622.48	56.06	90-91
92	377368.37	8717607.24	22.59	91-92
93	377401.23	8717590.58	36.84	92-93
94	377440.25	8717571.84	43.29	93-94
95	377480.16	8717555.23	43.23	94-95
96	377530.25	8717537.87	53.01	95-96
97	377548.12	8717536.96	17.89	96-97
98	377585.89	8717547.39	39.18	97-98
99	377619.40	8717568.74	39.73	98-99
100	377649.75	8717578.75	31.96	99-100
101	377701.44	8717585.26	52.10	100-101
102	377758.43	8717587.71	57.04	101-102
103	377815.18	8717580.12	57.26	102-103
104	377881.69	8717590.85	67.37	103-104
105	378016.85	8717609.98	136.51	104-105
106	378144.88	8717691.88	151.98	105-106
107	378171.25	8717712.15	33.26	106-107
108	378202.28	8717736.90	39.69	107-108
109	378253.49	8717774.85	63.74	108-109
110	378275.86	8717814.02	45.11	109-110
111	378271.15	8717840.39	26.79	110-111
112	378254.19	8717876.79	40.16	111-112
113	378259.30	8717908.29	31.91	112-113
114	378274.20	8717940.85	35.81	113-114
115	378294.46	8717968.56	34.33	114-115
116	378300.96	8717986.76	19.33	115-116
117	378302.31	8717999.74	13.05	116-117
118	378297.58	8718046.43	46.93	117-118
119	378349.78	8718054.50	52.82	118-119
120	378407.71	8718061.78	58.39	119-120
121	378418.34	8718066.26	11.54	120-121
122	378434.27	8718062.13	16.46	121-122
1	378410.33	8718052.03	25.98	122-1

INSERT

EXHIBIT 3

LIST OF ACTIVITIES WITH RIGHT OF WAY THROUGH THE MAIN MINE SHAFT

LEVEL 400

1)	Alapampa Area

•	Gallery 175-w

•	Crosscut 185-S

•	Crosscut 195

•	Gallery 320-W

•	Crosscut 307-N

•	Gallery 324-W

•	Crosscut 326-N

•	Gallery 326-W

•	Crosscut 353-N

2.	Buenaventura Area

•	Gallery 280

•	Gallery 286-W

•	Crosscut 428-W

•	Crosscut 427

3.	San Antonio Area

•	Gallery 175-W

•	Crosscut 195

•	Crosscut 128-N

LEVEL 750

1.	Alapampa Area

•	Crosscut 186-N

•	Crosscut 174-NE

2.	San Antonio Area

•	Crosscut 29-N

•	Gallery 20-AE

•	Crosscut 45-N

•	Crosscut 148-N

LEVEL 1000

1.	San Antonio Area

•	Crosscut 180

•	Gallery 26-W

•	Crosscut 15

•	Gallery 70-E

•	Gallery 20-SE

•	Crosscut 40-N

LEVEL 1200

1.	Alapampa Area

•	Crosscut 120-NW

2.	San Antonio Area

•	Crosscut 121-N

•	Gallery 146-W

•	Crosscut 26-N

LEVEL 1450

1.	San Antonio Area

•	Crosscut 26-N

LEVEL 1700

1.	Alapampa Area

•	Crosscut 26-W

•	Crosscut 26-N

INSERT: OPENING OF ENVELOPES 1 AND 2 AND THE AWARDING OF THE INTERNATIONAL PUBLIC BIDDING PRI-79-2003

INTERNATIONAL PUBLIC BIDDING PRI-79-2003

INSERT: RESOLUTION 29-2003 OF THE BOARD OF DIRECTORS OF CENTROMIN PERU S.A. DATED JUNE 6. 2003

I, Rafael TOLEDO SEGURA, Attorney at Law and Notary Public in and for Lima, DO HEREBY CERTIFY that I have reviewed the 29th Minute Book of the Board of Directors of EMPRESA MINERA DEL CENTRO DEL PERU S.A. and that said book has been kept following the legal formalities. Furthermore, it was authenticated by Luis Benjamin GUTIERREZ ADRIANZEN, Attorney at Law and Notary Public in and for Lima, on October 11, 2001, filed in his Chronological Register of Authentications under Number 1521-2001. Similarly I have verified that the Minutes of the Meeting of the Board of Directors are kept on pages 398 et seq., which I have now been requested to transcribe and which reads as follows:

MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS

MEETING 16-2003

Lima, June 6, 2003

Starting Time :	10 a.m.
Ending Time :	12 noon

Required Quorum

Attendants

Chairman	Roberto CARRION POLLITT

Members	Ulrich REHWALDT HOEHNE Jorge LAZARTE CONROY Hernan BARRETO BOGGIO John HARTLEY MORAN

Officials	Roberto ROTTA – General Manager Carla RAMIREZ – Secretary General

A.	MINUTES

MEETING 15-2003 – Approved with no observations.

(.....) Pertinent Part (....)

Authority to sign the Transfer Option Agreement - International Public Bidding PRI-79-2003.

Resolution 29-2003. Having reviewed Reports GECE – 310-2003 and 031-2003, issued by the General Management and the General Services Management.

Ceremony to Award the Bidding– International Public Bidding PRI-79-2003.

Resolution ###-##-#### of THE COMMITTEE dated May 27, 2003 and

WHEREAS:

On May 14, 2003 the International Public Bidding PRI-79-2003 was held, the notice, terms and conditions and draft option and transfer agreements of which were approved by PROINVERSIÓN according to the resolution adopted on February 12, 2003. The public ceremony for the presentation of proposals concluded with the awarding of the bidding for the promotion of private investment in the Toromocho Project in favor of PERU COPPER SYNDICATE LTD.

By a resolution, the Committee of PROINVERSION for Government Assets, Projects and Companies authorized MINERA PERU COPPER SYNDICATE S.A., a major company of PERU COPPER SYNDICATE LTD., to sign the Transfer Option Agreement related to the mining concessions of the Toromocho Project, whereby PERU COPPER SYNDICATE LTD., participates in the referred Agreement, jointly assuming the obligations arising therefrom, as well as from the Transfer Agreement.

In view that the execution of the preliminary agreement and the notarially recorded instrument evidencing the Transfer Option Agreement of the Concessions of the Toromocho Project is still pending it is necessary to authorize the representative of CENTROMIN PERU S.A. to sign on behalf, in the name and in stead of the company all the public and private documents necessary to formalize said Agreement according to the provisions of the Bidding Terms and Conditions of the International Public Bidding PRI-79-2003.

Pursuant to the provisions set forth in Article 37 of the Bylaws of CENTROMIN PERU S.A. it is hereby unanimously resolved:

1)	To authorize Roberto ROTTA BISSO, identified by National Identity Card (DNI) 10306713 to sign, on behalf, in the name and in stead of CENTROMIN PERU S.A. and with MINERA PERU COPPER SYNDICATE S.A., all the public and private documents required to formalize the Transfer Option Agreement of the Concessions of the Toromocho Project approved by PROINVERSIÓN, as well as all other documents related to the referred project, in accordance with the Bidding Terms and Conditions of the International Public Bidding PRI-79-2003.

2)	Waive the formality of the prior reading and approval of the minutes.

There	being no further matters to discuss the meeting was adjourned.

(Five signatures)

Thus is it consigned in the original Minute Book that has been produced before me and to which I will resort if necessary.

(signed)	Rafael Toledo Segura
Attorney at Law and Notary Public in and for Lima

INSERT: MINISTERIAL RESOLUTION 407-2002-EF 10 PUBLISHED IN THE OFFICIAL GAZETTE “EL PERUANO” ON OCTOBER 7, 2002 APPOINTING THE EXECUTIVE DIRECTOR OF PROINVERSION.

Lima, October 4, 2002

WHEREAS:

By Ministerial Resolution 304-2002-EF/10 dated July 18, 2002, the resignation of Ricardo VEGA LLONA to the office of Executive Director of the AGENCIA DE PROMOCIÓN DE LA INVERSIÓN PRIVADA – PROINVERSIÓN, was accepted.

By Ministerial Resolution 305-2002-EF/10 Alberto PASCO FONT QUEVEDO, the Chairman of the Special Committee for the Promotion of Private Investment in Infrastructure and Public Services Projects was assigned to the office of Executive Director of the referred agency.

In this regard, it is necessary to render such an assignment ineffective and to appoint the official who will occupy the office of Executive Director of the AGENCIA DE PROMOCIÓN DE LA INVERSIÓN PRIVADA – PROINVERSIÓN.

THEREFORE:

In accordance with the provisions set forth in Article 3 of Supreme Decree 028-2002-PCM.

IT IS HEREBY RESOLVED:

ARTICLE ONE: To render ineffective the assignment of Alberto PASCO FONT QUEVEDO, as the Executive Director of the AGENCIA DE PROMOCIÓN DE LA INVERSIÓN PRIVADA – PROINVERSÓN, thanking him for his services.

ARTICLE TWO: To appoint Luis GUIULFO ZENDER as the Executive Director of the AGENCIA DE PROMOCIÓN DE LA INVERSIÓN PRIVADA- PROINVERSIÓN.

Let it be recorded, notified and published.

Javier SILVA RUETE

Minister of Economy and Finance – 17863

CONCLUSION: In accordance with the provisions of Article 59 of the Notaries Law, the grantors read this instrument before me, and become familiar with its entire contents.

I, the undersigned Attorney at Law and Notary Public, DO HEREBY STATE that this notarially recorded instrument starts on page with Serial Number 3841450, ending on Page with Serial Number 3841530.

Signed before me on June 11, 2003, I attest.

(signed)	Roberto Rotta Bisso

(signed)	Luis Jose Baertl Jourde

(signed)	Luis Guiulfo Zender

(signed)	Rafael Toledo Segura
Attorney at Law and Notary Public in and for Lima

I, Rafael TOLEDO SEGURA, Attorney at Law and Notary Public in and for Lima, pursuant to the provisions of Article 83 of the Notaries Law, DO HEREBY ISSUE a Second Certified Copy of this Notarially Recorded Instrument issued on June 11, 2003, on Pages 2650 et seq, of my Registry of Deeds for the 2003 – 2004 period, signed by the parties and authorized by me. I certify that this document is a true copy of its original; therefore, I sign and seal it, in the City of Lima, on March 17, 2004.

(signed)	Rafael Toledo Segura
Attorney at Law and Notary Public in and for Lima / Seal

This Page belongs to the Certified Copy of the Notarially Recorded Instrument evidencing an Transfer Option Agreement executed by EMPRESA MINERA DEL CENTRO DEL PERÚ S.A., dated June 11, 2003.

RAFAEL TOLEDO SEGURA

ATTORNEY AT LAW AND NOTARY PUBLIC IN AND FOR LIMA

FILING

Transfer Agreement of Mining Rights registered on Cards 02015945 – 02015938 – 02015983 and others of the Real Estate Registry in and for Lima.

Lima, March 17, 2004

(signed)	Rafael Toledo Segura
Attorney at Law and Notary Public in and for Lima

JUNTA DE DECANOS DE LOS COLEGIOS DE NOTARIOS DEL PERÚ

Pursuant to the provisions of the Bylaws, Article 11, of the Board of Deans of the Peruvian Association of Notaries, in accord with Supreme Decree 023-2002-JUS, Article 2, Francisco VILLAVICENCIO CÁRDENAS, acts herein in the name, in lieu and in stead of the Chairman of the Board of Directors of the said entity to certify that the signatures and seals affixed to the foregoing document are the true, proper and respective handwriting and seals of Rafael TOLEDO SEGURA, Attorney at Law and Notary Public in and for Lima, currently in office.

Receipt: 18191

Lima, March 18, 2004

(signed) Francisco Villavicencio Cárdenas

Seal / Raised seal

REPÚBLICA DEL PERÚ (THE REPUBLIC OF PERU)

MINISTERIO DE RELACIONES EXTERIORES

(MINISTRY OF FOREIGN AFFAIRS)

DIRECCIÓN GENERAL DE ASUNTOS CONSULARES

(CONSULAR AFFAIRS BUREAU)

LEGALIZACIONES (AUTHENTICATION OFFICE)                                                  # 241854

The foregoing signature of Francisco VILLAVICENCIO C. IS HEREBY AUTHENTICATED.

For the contents of the attached document, this Bureau assumes no responsibility.

Lima, March 19, 2004

(signed)	Benjamin Victor Vial Carhuavilca
Consular Proceedings Department
Authentication Office / Seal / Raised Seal

CW/ LD/

270123K4

I, THE UNDERSIGNED CERTIFIED PUBLIC TRANSLATOR DO HEREBY CERTIFY THAT THIS IS A TRUE AND CORRECT TRANSLATION OF THE ORIGINAL TEXT IN SPANISH. ATTACHED HERETO, THIS TRANSLATION SHALL NOT BE CONSIDERED AS AN ACKNOWLEDGEMENT OF THE AUTHENTICITY OF THE ORIGINAL DOCUMENT.

IN WITNESS WHEREOF I HEREONTO SET MY HAND AND AFFIX MY SEAL IN LIMA THIS 19TH DAY OF MARCH 2004.

/s/ MARIA DEL CARMEN PIZARRO SABOGAL
Maria del Carmen Pizarro Sabogal Certified Public Translator